UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Apple Hospitality REIT, Inc.

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Hampton Inn & Suites

HYATT PLACE
HYATT PLACE

COURTYARD
BY MARRIOTT

Residence
INN

APPLE HOSPITALITY REIT

NYSE: APLE

2025

Notice of Annual Meeting of Shareholders and Proxy Statement

Logo APPLE HOSPITALITY REIT NYSE: APLE 2025 Notice of Annual Meeting of Shareholders and Proxy Statement

DEAR SHAREHOLDERS,

2024 was another great year for Apple Hospitality REIT, Inc. In addition to the achievement of strong operating fundamentals, we successfully executed on a variety of initiatives to further optimize our portfolio, drive performance across our hotels and maximize long-term value for our shareholders. During the year, we strategically acquired two hotels, opportunistically sold six hotels and completed a variety of property enhancing capital improvement projects, all while providing our shareholders with attractive distributions and maintaining the strength and flexibility of our balance sheet.

Dedicated to being responsible stewards of capital and maximizing total shareholder returns, Apple Hospitality REIT's strategy is designed to mitigate risks of investing in the lodging industry and maximize operating results through all market conditions. Our differentiated strategy of owning rooms-focused hotels aligned with industry-leading brands, operated by best-in-class management companies and broadly diversified across a variety of markets while maintaining a strong and flexible balance sheet, disciplined capital allocation and the highest standards of corporate governance has proven successful across economic cycles. Combined with the underlying knowledge and experience of our Board of Directors and the acumen of our corporate team, we are confident we are well positioned for the future.

Our hotels span a vast array of urban, high-end suburban and developing markets that offer guests a wide variety of reasons to travel. Whether our guests travel for business, leisure or small group gatherings, we are dedicated to their well-being and providing outstanding accommodations while remaining mindful of our environmental footprint and our impact on the many communities our hotels serve. Together with Marriott, Hilton and Hyatt and our third-party management companies, we advance our efforts through high brand standards that integrate environmental sustainability, social responsibility and operational guidelines that are vital contributors to hotel performance, building efficiency, team member success, local community outreach, and overall guest satisfaction and well-being. We actively monitor key performance indicators of energy, water and waste at our properties, utilizing historical, market and industry data to identify properties where improvements can be made and work with our management companies to address the opportunities. We work closely with the management teams at our hotels, brand representatives and industry colleagues to ensure the health, safety, security and well-being of hotel associates and guests.

With a dedication to excellence and commitment to operating with integrity and accountability, we have incorporated strong governance practices that we believe align with the best interests of our shareholders. We value diversity and believe it is desirable for our Board of Directors to include individuals who represent a mix of viewpoints, experiences and backgrounds, including racial, ethnic and gender diversity. The individuals that make up our Board of Directors share a wealth of leadership skills and balanced mix of relevant experience in finance, investing, business strategy, real estate, hospitality, ESG and risk management. We highly regard the benefits of continuous learning and support our Board of Directors in their pursuit of educational opportunities that expand their knowledge of issues relevant to our business, our industry and their roles as leaders.

Through effective shareholder engagement, we gain valuable insight into the issues and expectations for future performance that are most important to our investors while allowing us the opportunity to provide additional transparency related to key facets of our business. Our team actively participates in shareholder engagement initiatives throughout the year, ranging from large industry conferences to individual meetings. We value and welcome the feedback we receive through these interactions and look forward to future engagement.

Through predecessor companies, we have a history in the lodging industry that spans more than 25 years, and in 2025, we look forward to celebrating the 10-year anniversary of our listing on the New York Stock Exchange. Our disciplined approach to capital allocation and portfolio management has defined our strategy throughout our history and was especially evident in 2024. As we begin 2025, we are confident we are well positioned for the future. We remain steadfast in our commitment to maximizing long-term value for our shareholders through strong operational performance, disciplined capital allocation, strategic growth and leading corporate governance. On behalf of our Board of Directors and our corporate team, thank you for your investment in Apple Hospitality REIT.

Sincerely,

Justin G. Knight

Chief Executive Officer and Director

Notice of the 2025 Annual Meeting of Shareholders

to be Held on Monday, May 19, 2025

When Monday, May 19, 2025 4:00 p.m. Eastern Time	Where Courtyard New York World Trade Center Area 100 Greenwich Street New York, NY 10006	Record Date March 21, 2025

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

2025 PROPOSALS	Board Recommends	For More Information
Proposal 1: Election of nine (9) directors named in the Proxy Statement to the Board of Directors, each for a term of one year.	For each nominee	pg. 12
Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm to serve for 2025.	For	pg. 30
Proposal 3: Consideration of an advisory vote regarding the approval of compensation paid to certain executive officers by the Company.	For	pg. 37
Proposal 4: Approval of the Apple Hospitality REIT, Inc. Employee Stock Purchase Plan.	For	pg.66

Shareholders will also transact such other business as may properly come before the meeting.

If you were a holder of record of any common shares of Apple Hospitality REIT, Inc. at the close of business on March 21, 2025 (the "Record Date"), you are entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting”). If you are present at the Annual Meeting, you may vote in person even if you have previously returned a proxy card.

REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, AS A SHAREHOLDER YOUR ROLE IS VERY IMPORTANT, AND THE BOARD STRONGLY ENCOURAGES YOU TO EXERCISE YOUR RIGHT TO VOTE.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE ONLINE, BY PHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

The Company is furnishing its Proxy Statement, proxy card and 2024 Annual Report on Form 10-K, which includes the Company's audited consolidated financial statements for the year ended December 31, 2024 (the “Annual Report”) to you electronically via the Internet, instead of mailing printed copies of those materials to each shareholder. The Company has sent to its shareholders a notice and electronic delivery of the proxy materials (the "Notice of Internet Availability") that provides instructions on how to access its proxy materials on the Internet, how to request and receive a paper copy of the Proxy Statement, Annual Report and proxy card for the Annual Meeting and future meetings of shareholders, and how to vote online at www.proxyvote.com. Shareholders can also call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com to request proxy materials or call 1-800-690-6903 to vote by telephone. If sending an email to request materials, please include your control number in the subject line. Additionally, this Proxy Statement and the Annual Report are available at https://materials.proxyvote.com/03784Y. Please read the enclosed information carefully before submitting your proxy.

Information: The Notice of Internet Availability, this Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about April 3, 2025. Copies of this Proxy Statement, the Company’s proxy card and our Annual Report are available at https://materials.proxyvote.com/03784Y.

By Order of the Board of Directors,

Matthew P. Rash

Secretary

April 3, 2025

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should carefully read the entire Proxy Statement before voting. This Proxy Statement, the Company’s 2024 Annual Report on Form 10-K, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2024 (the “Annual Report”), and the proxy card are first being made available, and a notice and electronic delivery of the proxy materials (the “Notice of Internet Availability”) is first being mailed, to shareholders on or about April 3, 2025.

COMPANY OVERVIEW

Apple Hospitality REIT, Inc. (the “Company” or “Apple Hospitality”) (NYSE: APLE) is a publicly traded real estate investment trust that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. The Company was formed in 2007 and through its predecessor companies has a history in the lodging industry of more than 25 years. Apple Hospitality's strategy was designed to mitigate risks associated with investing in the lodging industry and to maximize operating results through all market conditions. Throughout its history, the Company's strategy has been straightforward: own hotels with broad consumer appeal; broadly diversify its portfolio across a variety of U.S. markets and demand generators; align with the best lodging brands and hospitality management teams in the industry; consistently reinvest in its hotels; maximize value through disciplined capital allocation; maintain financial flexibility with low levels of debt; and foster a work environment where team members are valued and the Company's mission is fulfilled.

221 HOTELS	15 BRANDS	86 MARKETS	$1.4B TOTAL 2024 REVENUE
29,764 GUEST ROOMS	30 BRAND AND INDUSTRY ADVISORY BOARDS	37 STATES	65 EMPLOYEES
99% ROOMS-FOCUSED HOTELS	16 MANAGEMENT COMPANIES	20M TOTAL SQUARE FOOTAGE	50% OF EXECUTIVE TEAM IS FEMALE

Note: Statistics are as of December 31, 2024.

Courtyard Los Angeles Burbank Airport	Embassy Suites Madison Downtown	AC Hotel Washington DC Convention Center

MISSION

Apple Hospitality is a leading real estate investment company committed to increasing shareholder value through the distribution of attractive dividends and long-term capital appreciation.

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VALUES

Hospitality	We are thoughtful in our interactions with others and know that strong, caring relationships are the core of our industry.
Resolve	We are passionate about the work we do and are steadfast in our commitment to our shareholders.
Excellence	We are driven to succeed and improve through innovation and perseverance.
Integrity	We are trustworthy and accountable.
Teamwork	We support and empower one another, embracing diversity of opinion and background.

BOARD COMPOSITION AT A GLANCE

The Board of Directors (the “Board” or “Board of Directors”) and the Nominating and Corporate Governance Committee (the "Governance Committee") of Apple Hospitality are committed to ensuring that the Board is composed of a highly capable and diverse group of directors who collectively provide a significant breadth of experience, knowledge, perspective and ability to effectively represent the interest of shareholders, drive shareholder value and reflect the Company's corporate values. Refer to Proposal 1. Election of Directors below on page 12 and the Corporate Governance section below on page 22 for more information on the Company’s Board of Directors.

Apple Hospitality’s director nominees have a diversity of skills, viewpoints and expertise relevant to overseeing the Company’s business and strategy, including the following areas:

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2024 BUSINESS AND FINANCIAL HIGHLIGHTS

* Note: Refer to Exhibit 1 for the reconciliation to net income determined in accordance with Generally Accepted Accounting Principles ("GAAP") of the non-GAAP financial measure, Modified Funds from Operations ("MFFO").

• 2024 operating performance was driven by steady improvement in business transient demand and strong leisure travel	• 2024 revenue per available room ("RevPAR") was $118.54, an increase of 2.5% from 2023
• Portfolio management and historically low supply growth further position portfolio for outperformance	• Consistently paid regular monthly cash distributions during 2024 and declared a special distribution

The following chart compares the Company's performance with the performance of its peers and specific industry indices using total shareholder return ("TSR") over a three-year period ended December 31, 2024. Refer to the "Shareholder Return Metrics" section within "Compensation Discussion and Analysis," on page 46, for details on the companies included in the Company's peer group.

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EXECUTIVE COMPENSATION

The following is a summary of the Company’s 2024 target executive incentive compensation awards for its Named Executive Officers ("NEOs"). These are designed to reward achievement of annual operational/financial performance measures and annual/multi-year TSR measures. For additional information on the Company’s executive compensation, please refer to "Compensation Discussion and Analysis," beginning on page 38.

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CORPORATE RESPONSIBILITY

Apple Hospitality owns one of the largest and most geographically diverse portfolios of rooms-focused hotels in the United States. The Company is dedicated to making a positive impact on its local community and the many communities its hotels serve. The Company is mindful of its environmental footprint and committed to reducing its impact over time. Apple Hospitality has worked to uphold high environmental, social and governance ("ESG") standards and believes these key areas of focus are an integral part of driving long-term value for its shareholders.

The Company's ESG strategy aims to enhance long-term value for its shareholders through responsible investment in sustainable and equitable practices at the corporate and property levels that: strengthen the resilience of the Company and its hotels while minimizing its overall environmental impact and enhancing the value of its assets; encourage stakeholder engagement and advance human capital; and make positive contributions throughout the Company, the hotel industry, its local community and the many communities its hotels serve. The Company's ESG strategy begins with its responsible investment in inherently efficient rooms-focused hotels that are aligned with industry-leading brands, operated by best-in-class management companies and broadly diversified across a wide variety of markets and is supported by the highest standards of corporate governance and ethics.

ESG OVERSIGHT

Apple Hospitality’s Board of Directors understands the importance of the Company’s programs, policies and initiatives related to environmental stewardship, social responsibility and governance and, through its Governance Committee, oversees the Company’s ESG strategy and initiatives. In 2022, the Board approved changes to the Governance Committee's Charter to formalize the Governance Committee’s role in reviewing the Company’s policies, programs and practices related to corporate responsibility and sustainability and climate-related risks and opportunities. The Governance Committee regularly receives reports from the Company’s Environmental, Social and Governance Advisory Committee (the “ESG Advisory Committee”) on the Company’s progress toward established initiatives and goals at the Governance Committee meetings. The Governance Committee, in turn, reports to the full Board of Directors on a routine basis.

The ESG Advisory Committee was created to centralize the establishment, review and internal oversight of the Company’s sustainability and corporate responsibility initiatives and to evaluate climate-related risks and opportunities. The ESG Advisory Committee includes the Company’s Chief Financial Officer, Chief Legal Officer and Vice President of Investor Relations and receives support from other Company departments, including asset management, capital investments, acquisitions and dispositions, financial reporting and risk management. The Chief Financial Officer and Chief Legal Officer report directly to the Company’s Chief Executive Officer, who serves on the Company's Board of Directors, and both participate in Governance Committee and Audit Committee meetings, regularly providing updates on the Company’s climate-related risks and opportunities and its sustainability initiatives. In addition, the Chief Financial Officer, along with the Chief Executive Officer, regularly engage with external stakeholders, investors and analysts on matters related to climate risks and opportunities and sustainability initiatives for the Company's hotels. Refer to the chart below for the hierarchical structure of ESG Oversight within the Company.

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Apple Hospitality has established responsibilities within the Company's capital investment, asset management and risk management departments to implement, monitor and evaluate its sustainability initiatives and climate-related risks and opportunities. The Company’s asset disposition and acquisition analysis is also influenced by its evaluation of climate-related risks and opportunities. The ESG Advisory Committee, with cross-departmental support, conducts surveys of the Company’s third-party property managers, focusing on the implementation of the Company’s corporate sustainability initiatives and seeking feedback on opportunities to increase investments in climate-related initiatives. The results of those surveys are used to guide the Company’s capital investment plans and evaluate opportunities for continuous improvement.

In addition, the Board’s Audit Committee is tasked with oversight responsibility for the Company’s enterprise risk management and risk management policies, including those related to cybersecurity and cyber risks.

ENVIRONMENTAL STEWARDSHIP STRATEGY

Areas of focus:
•
Invest in sustainable practices at the corporate and property levels to strengthen the resilience of the Company and its hotels while minimizing the Company’s overall environmental impact and enhancing asset value.
•
Leverage the procurement, logistics and supply chain programs established by the Company's franchise brands to responsibly source materials for hotel renovations.

•
Leverage the sustainability programs of the Marriott, Hilton and Hyatt brand families and the Company's third-party management companies.
•
Continue to engage energy consultants to identify opportunities that improve the Company's environmental performance through increased energy efficiency, water conservation, waste management and renewable energy opportunities.

The Company established a formal energy management program in 2018 and adopted a formal Environmental Policy in 2020 to ensure that energy efficiency, water conservation and waste management are a priority not only within the Company, but also with the Company’s third-party management companies and brands. Beginning in 2022, the Company has annually published a Corporate Responsibility Report, including, as they relate to environmental matters, the Company’s responsible investments, sustainability initiatives and environmental stewardship priorities. In the 2024 Corporate Responsibility Report, the Company reported both Scope 1 and 2 greenhouse gas emissions for 2023. To further support and evaluate the Company’s sustainability initiatives and standards, the Company continues to evaluate reduction goals for its primary environmental impacts.

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Due to the efficient operating model and strong consumer preference, the Company is primarily invested in rooms-focused hotels, which the Company believes are more environmentally efficient than full-service hotels and resorts and use less electricity, water and natural gas on a per-square-foot basis. In addition to its overall strategy of investing in rooms-focused hotels, the Company is committed to identifying and incorporating sustainability opportunities into its investment and asset management strategies, with a focus on minimizing its environmental impact through reductions in energy and water usage and improvements in waste management. The Company’s hotels are concentrated in the Marriott, Hilton and Hyatt brand families. In addition to the initiatives the Company implements at its hotels through its asset management strategies, the Company also works with its third-party management companies to leverage brand initiatives to further drive sustainability across its hotels.

The Company seeks to invest in proven sustainability practices when renovating its hotels and in portfolio-wide capital projects that can enhance asset value while also improving environmental performance. For example, the Company has realized cost savings and reductions in its carbon footprint through the installation of energy efficient lighting, energy management systems, smart irrigation systems and the use of energy and water conservation guidelines at the property level, with 100% of the Company’s portfolio enrolled in the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager® program. Additionally, as part of the Company’s acquisition due diligence, the Company performs sustainability assessments to identify areas of opportunity to improve an acquired property’s environmental performance, and when working with developers to construct new hotels, strives to implement environmentally efficient construction and building functionality.

Through recent transactions, the Company’s portfolio now includes five LEED Certified® hotels. These hotels were specifically developed according to LEED® certification standards which provide a framework for healthy, highly-efficient and cost-saving green buildings that benefit financial performance, address climate change, enhance resilience and support more equitable communities. In 2024, the Company acquired an AC Hotel in Washington D.C. that is LEED Certified® and was constructed with a green roof system. The Company’s other LEED Certified® properties include its Hyatt Place and Hyatt House in Tempe and AC Hotels by Marriott in Louisville and Pittsburgh. Additional information related to the Company’s sustainability initiatives can be found on the Company’s website at https://applehospitalityreit.com/corporate-responsibility/. Information on or accessible through the Company’s website is not and should not be considered part of this Proxy Statement.

SOCIAL RESPONSIBILITY INITIATIVES

Areas of focus:
•
Prioritize the advancement of human capital.
•
Make positive contributions throughout the Company, the hotel industry, the Company's local community and the many communities its hotels serve.
•
Advance an inclusive workplace and foster an innovative, collaborative work environment where employees feel valued and empowered to grow their careers.

•
Champion the health, safety and well-being of employees, the associates at the Company's hotels and its hotel guests.
•
Leverage the social responsibility programs of the Marriott, Hilton and Hyatt brand families and the Company's third-party management companies.

Apple Hospitality is dedicated to making a positive impact throughout the Company, its local community, the hospitality industry and the many communities served by the Company’s hotels. The safety, health and well-being of guests, hotel associates and employees have always been the Company’s top priority. In 2020, Apple Hospitality formally adopted a Health, Safety and Well-Being Policy, a Human Rights Policy and a Vendor Code of Conduct to further drive positive social impact. Additional information related to the Company’s social responsibility initiatives can be found on the Company’s website at https://applehospitalityreit.com/corporate-responsibility/. Information on or accessible through the Company’s website is not and should not be considered part of this Proxy Statement. As noted above, the Company publishes a Corporate Responsibility Report annually that conveys its corporate

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responsibility strategy, priorities and metrics in detail, including, as they relate to social responsibility matters, the Company’s social impact initiatives and community outreach.

The Company is committed to strengthening its communities through charitable giving, encouraging employees to volunteer their time and talents, and participation in the many philanthropic programs important to its employees and leaders within its industry, including its brands, the American Hotel & Lodging Association and its third-party hotel management companies. In 2017, the Company formed Apple Gives, an employee-led charitable initiative, to expand its impact and further advance the achievement of the Company’s corporate philanthropic goals. Apple Gives organizes company-wide community events with non-profit charitable organizations, deploys aid to markets and associates affected by natural disasters, and allocates funds and other resources to a variety of causes. Apple Gives strives to select organizations that are important to the Company’s employees, the Company’s third-party management companies, its hotels and numerous industry organizations. The Company’s hotels and third-party management companies are engaged in targeted charitable programs that provide support to their respective communities, and hotel associates are encouraged to serve in ways that improve their localities. The Company’s third-party management companies, and their employees and associates, donate to food drives, participate in charity walks, assemble care packages, donate school supplies, provide disaster relief, and pursue numerous other altruistic initiatives.

Inclusivity, Health and Well-Being

The Company believes that each team member plays a vital role in the success of its business. The Company believes the physical and mental health, safety and well-being of its employees, the associates at its hotels and its hotel guests are critical to the continued success of the Company. The Company aims to provide an inspiring, inclusive workplace, where its employees feel valued, empowered and encouraged to make positive differences within the Company and throughout their communities. The Company firmly believes the most successful management provides clear leadership while empowering the team to make timely and responsible decisions and to take actions necessary to achieve exceptional operating results. The Company’s Employee Handbook includes the Company's Code of Business Conduct and Ethics, outlines employee benefits and expectations, and provides guidelines that employees are to follow regarding workplace health, policies and safety. The Employee Handbook includes the Company’s policies prohibiting discrimination, harassment and violence in the workplace and affirms the Company’s commitment to being an equal opportunity employer. The Company’s executive team, comprising eight individuals, is 50% female. Employees are required to annually acknowledge receipt and review of the Company’s Employee Handbook and to complete a formal online training program focused on the prevention of discrimination and harassment in the workplace.

Apple Hospitality is strongly committed to supporting and promoting the physical, mental and emotional health and well-being of its employees. Quality medical, vision and dental insurance is available to all full-time employees with a portion paid by the Company on the team member’s behalf. As part of the Company's benefits program, the Company provides free preventive care services, including flu shots, routine check-ups and screenings, and employees have access to telehealth services. At the Company’s headquarters, employees have access to an on-site gym; comfortable office, meeting and gathering spaces; and kitchens stocked with a variety of fresh fruits and healthy snacks.

Apple Hospitality offers competitive compensation and benefits, a flexible leave policy, fully paid parental leave for up to 12 weeks for primary caregivers and three weeks for secondary caregivers for the birth or adoption of a new child, financial assistance for adoption of a new child, a tuition reimbursement program, and a culture that encourages balance of work and personal life. Apple Hospitality provides its employees with two days paid leave each year for volunteer work and a donation matching program to support non-profit organizations. The Company emphasizes an open-door policy for communications and conducts regular employee satisfaction surveys and annual performance reviews, which provide the opportunity for continuous improvement.

The Company is committed to working safely and maintaining a safe workplace in compliance with cleanliness guidelines set forth by the Centers for Disease Control and Prevention (CDC), and in compliance with applicable Occupational Safety and Health Administration (OSHA) standards. The Company's employees work in an office setting. The Company has in place an incident response plan which provides guidance for leadership and all employees to

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swiftly and effectively respond to a variety of potential scenarios, including cybersecurity threats, inclement weather or other incidents which may require a timely response for the safety, security and well-being of employees and the protection of internal systems and data.

All employees involved in the day-to-day operation of the Company’s hotels are employed by third-party management companies engaged pursuant to the hotel management agreements. Apple Hospitality is committed to the health, safety, security and well-being of hotel associates and guests and is proud to support the initiatives of the American Hotel & Lodging Association ("AHLA"), including: the 5-Star Promise; Safe Stay initiative; No Room for Trafficking program; the AHLA Foundation; Responsible Stay; Hospitality is Working; ForWard; and numerous other career development and social responsibility programs. The Company’s CEO served on the AHLA Board of Directors from 2014 to 2023, serving as Chair in 2022, and currently serves as an Owner Representative on AHLA's Executive Committee.

GOVERNANCE & RESILIENCE PRACTICES

Areas of focus:
•
Prioritize stakeholder engagement, effective management of risk and ESG oversight.
•
Uphold the highest corporate governance standards that are in alignment with the best interests of the Company's shareholders.
•
Own a portfolio of hotels resilient to the impact of climate-change risk.
• Proactively reduce and manage climate-related risk exposure through sustainable practices and responsible investment. • Mitigate cybersecurity risk.

Corporate Governance Practices

Below are some highlights of the Company’s corporate governance practices.

Practice	Description
Annual director elections	• An incumbent director not receiving the majority of the votes cast in an election must tender his or her resignation from the Board
Independent directors	• All members of the Audit, Compensation, and Governance Committees are independent directors who have access to management and employees
Board independence	• Seven out of nine of the Company’s directors are independent • Executive Chairman of the Board and Chief Executive Officer are the only employee directors
Board diversity	• Three out of nine directors are female and one is ethnically/racially diverse
Lead independent director
•
Lead Independent Director is designated by independent directors and maintains expansive duties intended to optimize the Board’s effectiveness and independence, including serving as a liaison to facilitate communications between management and shareholders and the Board

Separation in leadership structure	• Executive Chairman of the Board and Chief Executive Officer are separate individuals
Board self-evaluations	• Governance Committee oversees an annual self-evaluation of the Board and each committee
Succession planning	• The Board actively monitors the Company’s succession planning and employee development and receives regular updates on employee engagement, retention and diversity
Director stock ownership	• Directors are required to own securities of the Company with a value of at least 4 times their annual base cash retainer
Executive stock ownership	• Executive officers are required to own securities of the Company with a value of at least 5 times (Chief Executive Officer) and 3 times (other executive officers) their annual base salary

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Anti-hedging and margin account policy	• The Company’s Insider Trading Policy prohibits directors and employees from engaging in any hedging of Company securities or holding the Company's securities in accounts subject to margin calls
Code of business conduct and ethics	• The Company has a Code of Business Conduct and Ethics that serves as the foundation for how it conducts its business
Incentive-based compensation	• 78% of 2024 target compensation for executive officers is incentive-based (50% based on shareholder return metrics and 50% based on operational performance metrics)
Elimination of certain takeover defenses
•
The Company opted out of the Virginia Stock Corporation Act provisions requiring super majority vote for specified transactions with interested shareholders
•
The Company has elected, pursuant to a provision in its bylaws, to exempt any acquisition of its shares from the control share acquisition provisions of the Virginia Stock Corporation Act

Accountability to shareholders	• Annual advisory vote on executive compensation • No shareholder rights plan • Ongoing shareholder outreach, communication and engagement

See “Corporate Governance” below for more detail regarding the Company’s corporate governance practices.

KEY POLICIES

The Company maintains the following policies to further advance its corporate responsibility initiatives:

•
an Environmental Policy;
•
a Health, Safety and Well-Being Policy;
•
a Human Rights Policy; and
•
a Vendor Code of Conduct.

Apple Hospitality’s policies are supported by the Board of Directors, and the Governance Committee reviews the Company’s policies, programs and practices related to corporate responsibility and sustainability, including environmental, social, human capital and other matters. The Company’s senior management team is responsible for providing oversight over policy enforcement and updating the Company’s Board of Directors on implementation efforts.

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DATA PRIVACY & CYBERSECURITY

Apple Hospitality’s Board of Directors administers cybersecurity risk oversight primarily through its Audit Committee. Apple Hospitality does not have direct access to personal data from guests who stay at its hotels, nor does the Company process business transactions with its guests. Apple Hospitality’s corporate IT systems have no connectivity to hotel and/or third-party management and brand technology platforms. Apple Hospitality regularly engages with its third-party management companies and brands to understand and benchmark their execution and compliance with applicable policies and industry best practices and regulations for data protection and cybersecurity. Should a cybersecurity event occur, the Company is positioned to coordinate a swift response with its teams to mitigate theft, damage or disruption to its information technology infrastructure and systems. For more information on the Company's cybersecurity risk oversight activities, refer to the Company's 2024 Annual Report on Form 10-K, which is available at the Company's website, www.applehospitalityreit.com.

CORPORATE RESPONSIBILITY REPORT

In December 2024, the Company published its third annual Corporate Responsibility Report, which details the Company’s ESG performance, strategy and initiatives and features its commitment to environmental sustainability, governance and resiliency, corporate employees, hotel associates and guests, communities, and other stakeholders. The Company’s 2024 Corporate Responsibility Report utilizes both the Global Reporting Initiative (“GRI”) Standards and Task Force on Climate-related Financial Disclosures (“TCFD”) to provide a comprehensive overview of the Company’s corporate responsibility performance and climate-related risk management, including the disclosure of Scope 1 and 2 greenhouse gas emissions data. Apple Hospitality’s enhanced disclosures are intended to provide stakeholders with a better understanding of the Company’s strategy, policies, programs, procedures, performance and initiatives related to environmental stewardship, social responsibility, and corporate governance and resiliency.

FOR MORE INFORMATION

Additional detail related to the Company’s corporate responsibility efforts, including all of the above policies and the Company’s Corporate Responsibility Report can be found within the Corporate Responsibility section of the Company's website at https://applehospitalityreit.com/corporate-responsibility/. Information on or accessible through the Company’s website is not and should not be considered part of this proxy statement.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of nine directors, all of whom are standing for re-election at the Annual Meeting. The Board of Directors recommends the re-election of the current directors to the Board of Directors to serve until the 2026 annual meeting of shareholders or until their successors are duly elected and qualified, except in the event of prior resignation, death or removal.

Unless otherwise specified, all common shares of Apple Hospitality REIT, Inc. (the "Common Shares") represented by proxies will be voted FOR the election of the nominees listed below. If a nominee ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named on the attached proxy card to vote for a substitute. No circumstances are presently known that would cause any nominee to be unavailable for election as a director. The nominees are now members of the Board of Directors, have been nominated by action of the Board of Directors, and have indicated their willingness to serve if elected. If a quorum is present at the Annual Meeting, the positions on the Board of Directors will be filled by the election of the properly nominated candidates who receive the greatest number of votes at the Annual Meeting, even if a nominee does not receive a majority of all votes represented and entitled to be cast. Under the Company’s Corporate Governance Guidelines, if an incumbent director fails to receive at least a majority of the votes cast, such director will tender his or her resignation from the Board of Directors. The Governance Committee of the Board will consider, and determine whether to accept, such resignation and make a recommendation to the Board of Directors. Within 90 days of the certification of the election results, the Board of Directors must act on the resignation, taking into consideration any recommendation by the Governance Committee and any additional relevant factors. A director who tenders his or her resignation does not participate in the decisions of the Governance Committee or the Board relating to the resignation.

A shareholder who wishes to abstain from voting on the election of a director may do so by specifying, as provided on the proxy card, that authority to vote for any or all of the nominees is to be withheld. Withheld votes and broker non-votes will have no effect on the election of a director. A broker non-vote occurs when the entity holding shares in street name has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the shareholders meeting or is not permitted to vote those shares on a non-routine matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

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Director Nominees

The following is a snapshot of the Company’s Board composition:

BOARD COMPOSITION
100%	89%	67%	100%	44%	67%	33%	100%
Leadership	Financial	Investment	Business Knowledge/Strategy	Hospitality	Real Estate	ESG	Risk Management

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications. The Company believes the Board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. Each director also is expected to exhibit high standards of integrity, practical and mature business judgment, including the ability to make independent analytical inquiries, and be willing to devote sufficient time to carrying out their duties and responsibilities effectively.

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The Board has determined that the Board of Directors as a whole must have the right mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as finance, real estate, investment, banking, strategic planning, risk management, human resources, leadership of business organizations, ESG and legal matters. Although the Board does not have a diversity policy, the Board is committed to diversity and believes it is desirable for the Board to be composed of individuals who represent a mix of viewpoints, experiences and backgrounds. The Board will continue to endeavor to ensure the qualified pool of new director candidates is diverse. In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to the Board, including:

•
Strategy—knowledge of the Company’s business model, the formulation of corporate strategies and knowledge of key competitors, markets and business risks;
•
Leadership—skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;
•
Organizational Issues—understanding of strategy implementation, change management processes, group effectiveness and organizational design;
•
Relationships—understanding how to interact with investors, accountants, attorneys, management companies, analysts and communities in which the Company operates;
•
Functional—understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and
•
Ethics—the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

Nomination Procedures. The Board has established that the Governance Committee oversees the nomination process and recommends nominees to the Board. As outlined above, in selecting a qualified nominee, the Board considers such factors as it deems appropriate, which may include the current composition of the Board; the range of talents of the nominee that would best complement those already represented on the Board; the extent to which the nominee would diversify the Board; the nominee’s standards of integrity, commitment and independence of thought and judgment; and the need for specialized expertise. Applying these criteria, the Board considers candidates for Board membership suggested by its members, as well as management and shareholders. Shareholders of record may nominate directors in accordance with the Company’s bylaws which require, among other items, notice sent to the Company’s Secretary (i) on or after February 1st and before March 1st of the year in which the meeting will be held, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1st or later than May 31st in such year. No nominations other than those proposed by the Governance Committee were received for the Annual Meeting.

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The table below provides information about each of the Company’s director nominees, including their principal occupations and employment during at least the past five years and their directorships, if any, in public companies other than the Company.

Glenn W. Bunting
Director Since: 2014 Age: 80	Committees: • Audit • Compensation (Chair) • Executive

Business Experience

Mr. Bunting has served as President of GB Corporation since January 2011. From 1985 until 2010, Mr. Bunting served as President and Chief Executive Officer of American KB Properties, Inc., which developed and managed shopping centers. Mr. Bunting was a director of Cornerstone Realty Income Trust, Inc., of which Glade M. Knight was Chairman and Chief Executive Officer, from 1993 until its merger with Colonial Properties Trust in 2005. He also served as a member of the Board of Directors of Landmark Apartment Trust of America until 2016 when it merged with and into an affiliate of Starwood Capital Group. Mr. Bunting served as a director of Apple Two, Apple Five, Apple Seven and Apple Eight until the companies were sold to a third party or merged with the Company, as described in Note 1 below. Mr. Bunting received a Bachelor of Business Administration degree from Campbell University. The Board of Directors believes his extensive management and REIT experience and strong background in commercial real estate, investment, strategic planning, risk management and finance provide him with the skills and qualifications to serve as a director.

Jon A. Fosheim
Lead Independent Director Director Since: 2015 Age: 74	Committees: • Audit • Executive • Nominating and Corporate Governance

Business Experience

Mr. Fosheim was the Chief Executive Officer of Oak Hill REIT Management, LLC from 2005 until his retirement in 2011. Oak Hill REIT Management, LLC is a hedge fund specializing in REIT investments. From 1985 until 2005, Mr. Fosheim was a Principal and Co-founder of Green Street, a real estate analytics firm. Prior to that, Mr. Fosheim worked in institutional sales at Bear Stearns & Co., a global investment bank, and worked in the tax department at Touche Ross and Co. (now Deloitte LLP), an international accounting firm. From 2017 until 2024, Mr. Fosheim served on the Board of Directors of DigitalBridge Group, Inc., formerly Colony Capital, Inc., most recently serving on the Audit Committee and the Compensation Committee of such board. Mr. Fosheim attended the University of South Dakota, earning Bachelor of Arts, Master of Business Administration, and Juris Doctor degrees. The Board of Directors believes his extensive investment management, finance, strategic planning, ESG, risk management and REIT experience and his leadership and management background provide him with the skills and qualifications to serve as a director.

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Kristian M. Gathright
Director Since: 2019 Age: 52

Business Experience

Ms. Gathright served as Executive Vice President and Chief Operating Officer for the Company from its inception until her retirement on March 31, 2020. In addition, Ms. Gathright held various senior management positions with each of the Apple REIT Companies from inception until they were sold to a third party or merged with the Company, as described in Note 1 below. Prior to her service with these companies, Ms. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, Inc., a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. She also worked as an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a REIT, and began her career with Ernst & Young LLP. Since 2024, Ms. Gathright has served on the Board of Trustees for Whitestone REIT and currently serves on the Audit Committee and the Nominating and Corporate Governance Committee of such board. She served on the Board of Directors of Spirit Realty Capital, Inc. from 2021 until its merger with Realty Income Corporation in January 2024. She served on the Nominating and Corporate Governance Committee and Compensation Committee of such board. Ms. Gathright joined Derive Ventures as an advisor in 2022. Ms. Gathright previously served on the Board of Directors of the American Hotel & Lodging Association and as President of the Courtyard Franchise Advisory Council. Ms. Gathright currently serves on the University of Virginia Foundation Board of Directors and the McIntire School of Commerce Foundation Board of Trustees. Ms. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at the University of Virginia, Charlottesville, Virginia. The Board of Directors believes her extensive hotel industry and real estate experience and her background in finance, investment, strategic planning, risk management, leadership and management provide her with the skills and qualifications to serve as a director.

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Carolyn B. Handlon
Director Since: 2023 Age: 67	Committees: • Audit • Nominating and Corporate Governance

Business Experience

Ms. Handlon served as the Executive Vice President, Finance and Global Treasurer, of Marriott International, Inc. (“Marriott”) for more than 17 years until her retirement in April 2022, overseeing the financial health and strategy, global investments, and capital markets for Marriott. Ms. Handlon joined Marriott in 1987 as Corporate Finance Manager and held various positions of increasing seniority and responsibility during her tenure with the company. During her 35 years of leadership experience with Marriott, Ms. Handlon’s areas of responsibility spanned global capital markets, global investment, real estate lending, corporate financial strategy and financial risk management. Instrumental in Marriott’s growth, Ms. Handlon was a key leader in strategic transformations, including the creation of Marriott’s asset-light business models, company spin-offs, and mergers and acquisitions. Prior to joining Marriott, Ms. Handlon worked for the Overseas Private Investment Corporation and for the Continental Illinois National Bank and Trust. Ms. Handlon currently serves on the Board of Directors for Invesco Mortgage Capital Inc. and on the Compensation Committee, the Nomination and Corporate Governance Committee, and as chair of the Audit Committee of such board. Ms. Handlon also serves on the Board of Directors for Science Applications International Corporation and on the Audit Committee and Nominating and Corporate Governance Committee of such board. Ms. Handlon is a member of the Economic Club of Washington, D.C., the National Association of Corporate Directors and Women Corporate Directors. Ms. Handlon holds a Bachelor of Arts degree from Virginia Polytechnic Institute and State University and a Master of Business Administration degree from Indiana University. Ms. Handlon also holds a Corporate Board Certificate from Harvard Business School. The Board of Directors believes her extensive 40-year background in the financial and global markets and real estate industries along with senior leadership, investment, strategic planning, risk management and hotel industry experience provide her with the skills and qualifications to serve as a director.

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Glade M. Knight
Executive Chairman Director Since: 2007 Age: 81	Committees: • Executive (Chair)

Business Experience

Mr. Knight is the founder of the Company and has served as Executive Chairman since May 2014, and previously served as Chairman and Chief Executive Officer of the Company since its inception. Mr. Knight was also the founder of each of the Apple REIT Companies and served as their Chairman and Chief Executive Officer from their inception until the companies were sold to a third party or merged with the Company, as described in Note 1 below. In addition, Mr. Knight served as Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc., a REIT, from 1993 until it merged with Colonial Properties Trust, a REIT, in 2005. Following the merger in 2005 until April 2011, Mr. Knight served as a trustee of Colonial Properties Trust. Cornerstone Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight is a partner and the Chief Executive Officer of Energy 11 GP, LLC, and Energy Resources 12 GP, LLC, which are the respective general partners of Energy 11, L.P. and Energy Resources 12, L.P., partnerships focused on investments in the oil and gas industry. Mr. Knight is the founding Chairman of Southern Virginia University in Buena Vista, Virginia. Additionally, he is a founding member of Brigham Young University’s Entrepreneurial Department of the Graduate School of Business Management. The Board of Directors believes his extensive REIT executive experience and extensive background in real estate, the hotel industry, investment, corporate finance, risk management and strategic planning, as well as his entrepreneurial background, provide him with the skills and qualifications to serve as a director.

Glade M. Knight is the father of Justin G. Knight, the Company’s Chief Executive Officer, and Nelson G. Knight, the Company’s President, Real Estate and Investments.

Justin G. Knight
Chief Executive Officer Director Since: 2015 Age: 51	Committees: • Executive

Business Experience

Mr. Knight has served as Chief Executive Officer of the Company since May 2014 and served as President of the Company from its inception through March 2020. Mr. Knight also served as President of each of the Apple REIT Companies, except Apple Suites, until they were sold to a third party or merged with the Company, as described in Note 1 below. Mr. Knight joined the Apple REIT Companies in 2000 and held various senior management positions prior to his appointment as President. Mr. Knight currently serves on the Marriott Owners Advisory Council, as President of the Residence Inn Association Board, and as an Owner Representative on the Executive Committee and a member of the Owner Leader Council of the American Hotel & Lodging Association (AHLA). From 2014 to 2023, Mr. Knight served as a member of the AHLA Board of Directors and acted as Chair of such board in 2022. Mr. Knight is also a member of the National Advisory Council of the Marriott School at Brigham Young University, Provo, Utah. Mr. Knight holds a Master of Business Administration degree with an emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University. The Board of Directors believes his extensive executive experience and REIT industry, hotel industry, risk management, strategic planning, investment, finance and management experience provide him with the skills and qualifications to serve as a director.

Justin G. Knight is the son of Glade M. Knight, the Company’s Executive Chairman, and the brother of Nelson G. Knight, the Company’s President, Real Estate and Investments.

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Blythe J. McGarvie
Director Since: 2018 Age: 68	Committees: • Nominating and Corporate Governance (Chair)

Business Experience

Ms. McGarvie was a member of the faculty of Harvard Business School, teaching Financial Reporting and Controls on a full-time basis from July 2012 to June 2014. Ms. McGarvie served as Chief Executive Officer and Founder of Leadership for International Finance, LLC, an advisory firm offering consulting services and providing leadership seminars, from 2003 to 2012, where she offered strategic reviews and leadership seminars for improved decision-making for corporate and academic groups. From 1999 to 2002, Ms. McGarvie was the Executive Vice President and Chief Financial Officer of BIC Group, a publicly traded consumer goods company with operations in 36 countries. Prior to that, Ms. McGarvie served as Senior Vice President and Chief Financial Officer of Hannaford Bros. Co., a Fortune 500 retailer, and Chief Administrative Officer of Sara Lee Corporation for the Pacific Rim. Ms. McGarvie currently serves on the boards of directors of LKQ Corporation (“LKQ”) (since 2012), Sonoco Products Company (“Sonoco”) (since 2014), Cineworld Group PLC (since 2023) and Wawa, Inc. (since 1998). She serves as a member of the Audit Committee and the Governance/Nominating Committee for LKQ, as chair of the Financial Policy Committee and a member of the Audit Committee and Employee and Public Responsibility Committee for Sonoco and as chair of the Audit Committee and a member of the Nominating/Governance Committee for Cineworld Group PLC. Ms. McGarvie previously served on the boards of directors of Accenture plc, Viacom Inc., Pepsi Bottling Group, Inc., The Travelers Companies, Inc. and Lafarge North America. Ms. McGarvie is a Certified Public Accountant and holds a Bachelor of Arts degree in Economics from Northwestern University, Evanston, Illinois, and a Master of Business Administration from Northwestern University’s J.L. Kellogg Graduate School of Management. The Board of Directors believes her extensive experience serving on a wide range of boards, as well as her strong finance, accounting, strategic planning, ESG, and risk management background and entrepreneurial success provide her with the skills and qualifications to serve as a director.

L. Hugh Redd
Director Since: 2015 Age: 67	Committees: • Audit (Chair) • Compensation

Business Experience

Mr. Redd was the Senior Vice President and Chief Financial Officer of General Dynamics Corporation, an aerospace and defense company, until December 2013. He had worked for General Dynamics Corporation since 1986, serving as a Senior Financial Analyst and also as Vice President and Controller of General Dynamics Land Systems in Sterling Heights, Michigan. He received a Bachelor of Science degree in Accounting from Brigham Young University and a Master in Professional Accounting degree from the University of Texas. He is also a Certified Public Accountant. Mr. Redd currently serves as Chairman of the Board of Trustees for Southern Virginia University in Buena Vista, Virginia. The Board of Directors believes his extensive financial and accounting experience, as well as his strategic planning, risk management and public company management experience, provide him with the skills and qualifications to serve as a director.

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Howard E. Woolley
Director Since: 2021 Age: 67	Committees: • Compensation • Nominating and Corporate Governance

Business Experience

Mr. Woolley has served as President and Chief Executive Officer of Howard Woolley Group, LLC, a government relations, public policy and regulatory risk advisory firm serving large technology and wireless industry corporations, since 2015. His firm has also provided strategic advice to clients on managing public policy matters with diverse markets and constituencies. Prior to founding Howard Woolley Group, LLC, Mr. Woolley served as Senior Vice President Wireless Policy and Strategic Alliances for Verizon Communications Inc. (“Verizon”). During his tenure at Verizon, Mr. Woolley led the federal and state government relations for Verizon Wireless which contributed to the company’s growth and expansion. He advised all CEOs of Verizon Wireless on public policy from the company’s founding in 2000 until his retirement in 2013. From 1981 until 1993, Mr. Woolley served in various congressional affairs and regulatory public policy positions ultimately rising to the position of Vice President, Regulatory Affairs, with the National Association of Broadcasters. Mr. Woolley currently serves as the Lead Independent Director on the Board of Directors for Somos, Inc., a telecommunications registry management and data solutions company, and serves on the Executive Committee, the Nominating and Governance Committee and as chair of the Compensation Committee of such board. Mr. Woolley also serves on the Allianz Life Insurance Company of North America Board of Directors where he is a member of the Audit Committee and the Nomination, Evaluation and Compensation Committee. Mr. Woolley also serves on the Board of Directors for the Allianz Life Insurance Company of New York. Mr. Woolley serves on the Board of Trustees for Johns Hopkins University and the Board of Trustees for Johns Hopkins Medicine and the Executive Committee of such board, and co-chairs the Johns Hopkins University and Medicine External Affairs and Community Engagement Committee. He also serves as a member of the Johns Hopkins University Committee on Audits and Institutional Risk Management. Mr. Woolley is on the Board of Trustees for Syracuse University and serves on the Academic Affairs and Executive Committees for such board. Beginning in 2010, Mr. Woolley served on the boards of leading civil rights organizations including the National Urban League. Mr. Woolley holds a Bachelor of Science degree from the S.I. Newhouse School of Public Communications at Syracuse University and a Master of Administrative Sciences degree in business from Johns Hopkins University. Mr. Woolley is a National Association of Corporate Directors Governance Fellow. Mr. Woolley is frequently asked to serve on corporate board governance panels including most recently the Financial Times Outstanding Directors Exchange (ODX) 2024. He is also frequently asked to participate as a panelist on board leadership topics for organizations such as the Executive Leadership Council. The Board of Directors believes his extensive leadership and governance experience, as well as his experience in strategic planning, ESG, public policy, regulatory, risk management and government affairs, provide him with the skills and qualifications to serve as a director.

(1)
Below are the “Apple REIT Companies” that were sold to a third party or merged with the Company. All of the Apple REIT Companies, founded by Glade M. Knight, were REITs with ownership of primarily rooms-focused hotels.

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Company	Formation Date	Sale/Merger Description
Apple Suites, Inc. (“Apple Suites”)	1999	Merged with Apple Hospitality Two, Inc. in January 2003
Apple Hospitality Two, Inc. (“Apple Two”)	2001	Sold to an affiliate of ING Clarion in May 2007
Apple Hospitality Five, Inc. (“Apple Five”)	2002	Sold to Inland American Real Estate Trust, Inc. in October 2007
Apple REIT Six, Inc. (“Apple Six”)	2004	Sold to an affiliate of Blackstone Real Estate Partners VII in May 2013
Apple REIT Seven, Inc. (“Apple Seven”)	2005	Merged with the Company in March 2014
Apple REIT Eight, Inc. (“Apple Eight”)	2007	Merged with the Company in March 2014
Apple REIT Nine, Inc. (“Apple Nine”)	2007	Original name of the Company. Name changed to Apple Hospitality REIT, Inc. in March 2014
Apple REIT Ten, Inc. (“Apple Ten”)	2010	Merged with the Company in September 2016

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CORPORATE GOVERNANCE

Board of Directors. The Company’s Board of Directors has determined that all of the Company’s directors (and nominees for director), except Glade M. Knight and Justin G. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (“NYSE”). In making this determination, the Board considered all relationships between the applicable director and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

The Board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors’ fees and equity-based awards); (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company; or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity. The Board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is independent, but in that event, the Board is required to disclose the basis for its determination in the Company’s then current annual Proxy Statement.

In order to optimize the effectiveness and independence of the Board, the independent directors have designated an independent, non-employee director to serve as the Company’s Lead Independent Director, which currently is held by Jon A. Fosheim. See “Committees of the Board and Board Leadership.”

Code of Ethics. The Board has adopted a Code of Business Conduct and Ethics for the Company’s officers, directors and employees, which is available at the Company’s website, www.applehospitalityreit.com. The purpose of the Code of Business Conduct and Ethics is to promote (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (b) full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and (c) compliance with all applicable rules and regulations that apply to the Company and its officers, directors and employees. Any waiver of the Code of Business Conduct and Ethics for the Company’s executive officers or Board may be made only by the Board or one of the Board’s committees. The Company anticipates that any waivers of the Code of Business Conduct and Ethics will be posted on the Company’s website.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines that set forth the guidelines and principles for the conduct of the Board of Directors, which is available at the Company’s website, www.applehospitalityreit.com. The Corporate Governance Guidelines reflect the Board of Directors’ commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with a goal of enhancing shareholder value over the long term.

Risk Oversight. The Board believes that risk oversight is a key function of a board of directors. It administers its oversight responsibilities through its Audit Committee, Governance Committee and Compensation Committee. All members of each of these committees are independent directors. The entire Board is kept abreast of and involved in the Company’s risk oversight process. It is through the approval of officers and compensation plans, as well as management updates on property performance, industry performance, financing strategy, acquisitions and dispositions strategy and capital improvements, that the Board has input to manage the Company’s various risks. Additionally, through the Audit Committee, the Board reviews management’s and independent auditors’ reports on the Company’s internal controls and any associated potential risks of fraudulent activities as well as risks related to cybersecurity. In 2022, the Board approved changes to the Charter of the Governance Committee to formalize the Governance Committee’s role in reviewing the Company’s policies, programs and practices related to corporate responsibility and sustainability and climate-related risks and opportunities. In 2023, the Board approved amendments to the Charter of the Audit Committee to formally expand the Audit Committee’s oversight of risk management policies to include those related to cybersecurity. Through the Compensation Committee, the Board oversees risk related to compensation practices with the objective of balancing risk/rewards to overall business strategy, including the Company’s corporate responsibility initiatives. Risk oversight is also one of the factors considered by the Board in establishing its leadership structure. The Company has separated the roles of Executive Chairman and Chief Executive

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Officer to create a leadership structure that the Board believes strikes the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis and also has a Lead Independent Director to optimize the effectiveness and independence of the Board.

Shareholder Communications. The Company and the Board value the views and opinions of the Company’s shareholders and believe strong corporate governance practices demand consistent outreach, effective communication and regular engagement with shareholders. Regular shareholder engagement better positions the Company to:

•
understand which issues are most important to its shareholders and provide relevant information;
•
provide transparency related to its business, operations, strategies, governance and compensation;
•
recognize expectations for future performance;
•
identify emerging issues that may affect its business, operations, strategies, governance or compensation; and
•
obtain valuable feedback for its business and the lodging industry in general.

The Company’s shareholder and investor interaction includes the Company’s annual meeting of shareholders, industry conferences, analyst meetings, investor road shows, property tours and individual meetings, both in person and virtually. The Company also provides information to stakeholders through its website, quarterly earnings calls, SEC filings, Proxy Statement, news releases, investor presentations and other communication channels. Shareholders and other interested parties may send communications to the Board or to specified individual directors. Any such communications should be directed to the attention of the Lead Independent Director at Apple Hospitality REIT, Inc., 814 East Main Street, Richmond, Virginia 23219. The Lead Independent Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Share Ownership Guidelines. The Board believes that equity ownership by directors and executive officers will align their interests with shareholders’ interests. To that end, the Company has adopted formal share ownership guidelines, included in the Company’s Corporate Governance Guidelines, applicable to all of its directors and executive officers. On an annual basis, the Company evaluates the ownership status of the directors and executive officers. Directors and executive officers are required to own securities of the Company with a value equal to the following multiple of their annual base cash retainer (for directors) or their annual base salary (for executive officers):

Directors	4x
Chief Executive Officer	5x
Other executive officers	3x

New directors are required to comply with the ownership requirements within five years of becoming a member of the Board. The Chief Executive Officer is required to comply with the ownership requirements within two years of becoming Chief Executive Officer and other new executive officers are required to comply with the ownership requirements by January 1st of the year following the fourth anniversary of being named an executive officer. All current directors and executive officers have either met the equity ownership levels of the guidelines or are within the applicable transition period.

The Governance Committee may waive the stock ownership requirements in the event of financial hardship or other good cause.

Insider Trading Policy. The Company has an insider trading policy that governs the purchase, sale, and other dispositions and transactions of its securities by its directors, officers, and employees which is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as NYSE listing standards. Refer to Exhibit 19 of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 for a copy of the Company’s insider trading policy.

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Hedging and Pledging of Company Securities. The Company’s Insider Trading Policy prohibits directors and employees, including the executive officers, from hedging their ownership of the Company’s stock, including a prohibition on engaging in the following transactions: (i) trading in call or put options involving the Company’s securities and other derivative securities; (ii) engaging in short sales of the Company’s securities; (iii) holding the Company’s securities in accounts that are subject to margin calls; (iv) other hedging or monetization transactions related to the Company’s securities, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; and (v) pledging more than 50% of the number of the Company’s securities held individually to secure loans.

Compensation Recovery Policy. In accordance with implementing regulations of the Dodd-Frank Act and associated listing standards, in 2023 the Board adopted an incentive Compensation Recovery Policy that provides for the mandatory recovery of incentive-based compensation from current and former executives that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement in which the restated financial reporting measure resulted in a lower incentive award. Refer to Exhibit 97 of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 for a copy of the Company's Compensation Recovery Policy.

Board Self-Evaluation. Pursuant to the Company’s Corporate Governance Guidelines and the charters of the Compensation, Audit and Governance Committees of the Board of Directors, the Governance Committee oversees the annual self-evaluation of the Board and each committee. The self-evaluation requires each director to complete a detailed questionnaire soliciting input on matters such as board structure and composition, committee structure, board and committee meeting conduct, board support, education, and board and committee performance. The Governance Committee reports the assessments to the Board, and if the Board determines that changes in its governance practices need to be made, management and the Governance Committee will work with the Board to implement the necessary changes.

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COMMITTEES OF THE BOARD AND BOARD LEADERSHIP

Summary. The Board of Directors has four standing committees, which are specified below. The following table shows each committee’s function, membership and the number of meetings held during 2024:

Executive Committee	Number of Meetings During 2024:	0
Members Glade M. Knight(1) Glenn W. Bunting Jon A. Fosheim Justin G. Knight	Responsibilities Has all powers vested in the Board of Directors, except powers specifically withheld under the Company’s bylaws or by law.
Audit Committee	Number of Meetings During 2024:	5
Members L. Hugh Redd(1)(2) Glenn W. Bunting Jon A. Fosheim(2) Carolyn B. Handlon (2)

Responsibilities

Responsibilities are outlined in its written charter that is available at the Company’s website, www.applehospitalityreit.com, and include oversight responsibility relating to the integrity of the Company’s consolidated financial statements and financial reporting processes. The Audit Committee also oversees the Company’s overall risk profile and risk management policies including those related to cybersecurity. A report by the Audit Committee appears in a following section of this Proxy Statement.

Compensation Committee	Number of Meetings During 2024:	3
Members Glenn W. Bunting(1) L. Hugh Redd Howard Woolley

Responsibilities

Responsibilities are outlined in its written charter that is available at the Company’s website, www.applehospitalityreit.com, and include administration of the Company’s compensation and incentive plans for the Company’s executive officers and oversight of the Company’s compensation practices.

Nominating and Corporate Governance Committee	Number of Meetings During 2024:	3
Members Blythe J. McGarvie(1) Jon A. Fosheim Howard E. Woolley Carolyn B. Handlon

Responsibilities

Responsibilities are outlined in its written charter that is available at the Company’s website, www.applehospitalityreit.com, and include oversight of all aspects of the Company’s corporate governance, director compensation, and nominations process for the Board of Directors and its committees. The Governance Committee also reviews the Company’s policies, programs and practices related to corporate responsibility and sustainability, including environmental and related risks, social, human capital and other matters.

(1)
Indicates the Committee Chair.
(2)
Indicates Audit Committee Financial Expert.

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Board Leadership. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent directors periodically consider the Board’s leadership structure. Currently, the roles of Executive Chairman and Chief Executive Officer are held by different directors. Glade M. Knight serves as Executive Chairman and Justin G. Knight serves as Chief Executive Officer. The Board believes that this structure provides the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis. The Executive Chairman of the Board presides at all meetings of the shareholders and of the Board as a whole. The Executive Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in the bylaws or by the Board.

Additionally, the Board has appointed Jon A. Fosheim to serve as Lead Independent Director. The Lead Independent Director’s responsibilities include, among other things, presiding at meetings or executive sessions of the independent directors and non-employee directors, serving as a liaison to facilitate communications between the Executive Chairman, the Chief Executive Officer and other members of the Board, without inhibiting direct communications between and among such persons, and serving as a liaison to shareholders who request direct communications and consultations with the Board.

Audit Committee Independence. The Board of Directors has determined that each current member of the Audit Committee is “independent” as defined in the listing standards of the NYSE. To be considered independent, a member of the Audit Committee must not (other than in his or her capacity as a director or committee member, and subject to certain other limited exceptions) either (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary; or (b) be an affiliate of the Company or any subsidiary. The Audit Committee currently has three members, Jon A. Fosheim, L. Hugh Redd and Carolyn B. Handlon, who are “financial experts” within the meaning of the regulations issued by the Securities and Exchange Commission. The Company’s management believes that the combined experience and capabilities of the Audit Committee members are sufficient for the current and anticipated operations and needs of the Company. In this regard, the Board has determined that each Audit Committee member is “financially literate” and that at least three members have “accounting or related financial management expertise,” as all such terms are defined by the rules of the NYSE.

Board Meetings, Attendance and Related Information. The Board held a total of three meetings during 2024 (including regularly scheduled and special meetings). It is the policy of the Company that directors should attend each annual meeting of shareholders. All directors serving at the time of the meeting attended the 2024 Annual Meeting. The Company also expects directors to attend each regularly scheduled and special meeting of the Board, but recognizes that, from time to time, other commitments may preclude full attendance. In 2024, each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors that were held during the period in which he or she was a director, and (b) the total number of meetings held by all committees of the Board on which he or she served during the period in which he or she served.

Independent Director Sessions. The independent members of the Board of Directors meet independently of management and the non-independent directors in executive sessions on a regular basis, presided by the Lead Independent Director. During 2024, the independent members of the Board of Directors met four times.

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2024 COMPENSATION OF DIRECTORS

The compensation of the directors is reviewed and approved annually by the Board of Directors. During 2024, the directors of the Company were compensated as follows:

Compensation of Non-Employee Directors. In January 2024, the Governance Committee engaged Ferguson Partners Consulting L.P. (“FPC”) to evaluate the non-employee directors' compensation. Utilizing the same peer group that was updated for 2024 executive incentive compensation discussed below under “Compensation Discussion and Analysis,” FPC indicated the annual retainer (inclusive of cash and equity) paid to the non-employee directors, was determined to be near the median of the peer group, ranking in the 50th - 62nd percentile, but noting that the portion of total compensation paid in the form of equity was amongst the highest of the peer group, ranking in the top decile. Separately, FPC noted that compensation paid for committee chair retainers was at the lower end of the peer group, below the 25th percentile and that payment of annual committee retainers for other committee members was customary. After reviewing the report and considering FPC’s assessments, the Governance Committee recommended to the Board of Directors a change to the non-employee directors’ compensation to provide for annual committee retainers for non-chair committee members and to increase the committee chair retainers. The Governance Committee believes the change was important to continue to attract and retain superior board members. Upon review and discussion of the Governance Committee’s recommendation, the Board of Directors approved the following compensation effective beginning March 1, 2024, for the non-employee directors (classified by the Company as all directors other than Glade M. Knight and Justin G. Knight), which is scheduled to be received in quarterly installments:

Position Held	2024 Compensation
Board of Directors - Annual Retainer (payable in cash)	$70,000
Board of Directors - Annual Retainer (payable in Common Shares)	115,000
Audit Committee Chair (in addition to fees for service on Disclosure Committee)	25,000
Compensation Committee Chair	20,000
Nominating and Corporate Governance Committee Chair	20,000
Lead Independent Director	30,000
Committee Member (per committee)	10,000

Prior to the increase, the non-employee directors were scheduled to receive, in quarterly installments from March 2023 through February 2024: (i) an annual retainer of $185,000 ($115,000 paid in vested stock grants and $70,000 paid in cash), (ii) an annual retainer for the Chair of the Audit Committee of $20,000 (in addition to fees for service on the Company's Disclosure Committee) paid in cash, and (iii) an annual retainer for the Chair of the Compensation Committee, the Chair of the Governance Committee and the Lead Independent Director of $15,000, each, paid in cash.

Non-Employee Director Deferral Program. Effective June 1, 2018, the Board of Directors adopted the Non-Employee Director Deferral Program (the “Director Deferral Program”) for the purpose of providing non-employee members of the Board the opportunity to elect to defer receipt of all or a portion of the annual retainer payable to them for their service on the Board, including the portion of the annual retainer amounts payable in cash (including for service as a Chair of a committee of the Board or Lead Independent Director) and the portion of the annual retainer amounts payable in fully vested Common Shares. As specified by the director, the receipt of payment may be deferred until either (i) the date that his or her service on the Board has ended, (ii) a specified date, or (iii) the earlier of the specified date or the date that his or her service on the Board has ended. The deferred amounts will also be paid if, prior to the time specified by the director, the Company experiences a change in control or upon death of the director. For the portion of the director fees payable in shares, the director may elect to defer his or her fees in the form of deferred stock units, and for the portion of the director fees payable in cash, the director may elect to defer his or her fees either in the form of deferred stock units or as deferred cash fees.

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Under the Director Deferral Program, the Company has established a notional deferral account (for bookkeeping purposes only) for each non-employee director who has elected to participate and all deferred fees are credited to this account, whether in cash or stock, as of the date the fee otherwise would have been paid to the director (the “Quarterly Deferral Date”). Deferred fees converted into deferred stock units are credited to the deferral account based on the fair market value of the Company’s Common Shares on the Quarterly Deferral Date. On each Quarterly Deferral Date, dividends earned on deferred stock units are credited to the deferral account in the form of additional deferred stock units based on dividends declared by the Company on its outstanding Common Shares during the quarter and the fair market value of the stock on such date. Additionally, on each Quarterly Deferral Date, deferred cash fees are credited with an additional deferred cash amount based on the dividends declared by the Company during the quarter on its outstanding Common Shares and the share equivalent, as defined in the Director Deferral Program, of the deferred cash balance from the preceding quarter. Upon the applicable payment date, as described above in the preceding paragraph, any deferred stock units credited to a director’s deferral account will be settled solely by delivering an amount of the Company’s Common Shares equal to the number of such deferred stock units, and, with respect to any deferred cash fees credited to the director’s deferral account, such fees will be paid solely in the form of cash. Directors have no rights as shareholders of the Company with respect to deferred stock units credited to their deferral accounts.

During 2024, one of the non-employee directors elected to participate in the Director Deferral Program by deferring all or a portion of their annual retainer fees in the form of deferred stock units.

In March 2024, the Board of Directors approved the Amended and Restated Non-Employee Director Deferral Program, subject to shareholder approval of the 2024 Omnibus Incentive Plan (which was approved at the May 23, 2024 Annual Meeting of Shareholders), in order to continue the Director Deferral Program under the 2024 Omnibus Incentive Plan.

Reimbursements to Directors in 2024. All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend the annual shareholder meeting, meetings of the directors and committee meetings and in conducting the business of the Company. Directors are also reimbursed for continuing education expenses up to $3,000 annually.

Employee Directors. Glade M. Knight and Justin G. Knight are employee directors of the Company and accordingly, during 2024, they received no compensation from the Company during their term of employment for their services as directors.

Director Compensation. The following table shows the amounts earned in 2024 by the Company’s non-employee directors.

Director	Fees Earned or Paid in Cash (1)	Share Awards (2)	All Other Compensation (3)	Total
Glenn W. Bunting	$97,500	$115,009	$—	$212,509
Jon A. Fosheim	114,167	115,009	34,763	263,939
Kristian M. Gathright	70,000	115,009	—	185,009
Carolyn B. Handlon	86,667	115,009	—	201,676
Blythe J. McGarvie	89,167	115,009	—	204,176
L. Hugh Redd	106,500	115,009	25,643	247,152
Howard E. Woolley	86,667	115,009	19,691	221,367

(1)
In addition to cash fees not deferred, the amounts in this column include any cash fees that non-employee directors elected to defer in the form of deferred stock units or deferred cash fees under the Director Deferral Program, as well as cash fees paid to Mr. Redd for service on the Disclosure Committee.
(2)
The amounts in this column reflect the grant date fair value determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. Each non-employee director was awarded 7,554 fully vested Common Shares (or deferred stock units if so elected). No share options were granted in 2024.

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(3)
This column represents earnings on deferred stock unit and deferred cash fee accounts under the Director Deferral Program.

Outstanding Stock Option Awards. In 2008, the Company adopted the Apple REIT Nine, Inc. 2008 Non-Employee Directors Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan provided for automatic grants of options to acquire Common Shares. The Directors’ Plan applied to directors of the Company who were not employees or executive officers of the Company. The Directors’ Plan was terminated effective upon the listing of the Company’s Common Shares on the NYSE on May 18, 2015 (the “Listing”). No further grants can be made under the Directors’ Plan, provided however, the termination did not affect any outstanding director option awards previously issued under the Directors’ Plan. Following the termination of the Directors’ Plan, all awards to directors were made under the 2014 Omnibus Incentive Plan. All outstanding awards under the Directors' Plan expired in 2024.

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PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025, and the Board recommends the ratification of such appointment by shareholders. The Audit Committee is responsible for the selection, evaluation, compensation, retention and oversight of the Company’s independent registered public accounting firm, and the Audit Committee, led by its Chair, is directly involved in the selection of the lead engagement partner.

KPMG became the Company's independent registered public accounting firm effective February 22, 2024, and was appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Prior to February 22, 2024, the Company’s independent registered public accounting firm was Ernst & Young LLP (“E&Y”). See "Change in Auditor for 2024" below.

One or more representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from shareholders.

Auditor Fees

The following table sets forth the aggregate independent accounting fees billed by KPMG and E&Y, the Company's independent registered public accounting firm for the fiscal years ended December 31, 2024 and December 31, 2023, respectively.

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2024	$857,500	$—	$603,280	$—
2023	$1,089,683	$—	$423,213	$—

All services rendered by KPMG and E&Y are permissible under applicable laws and regulations, and the annual audit of the Company was pre-approved by the Audit Committee, as required by applicable law. The nature of each of the services categorized in the preceding table is described below:

Audit Fees. These are fees for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K (including the audit of the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, or services normally provided by the independent auditor in connection with statutory or regulatory filings or engagements, and other accounting and financial reporting work necessary to comply with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and fees for services that only the Company’s independent auditor can reasonably provide.

Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services include accounting consultations, internal control reviews, audits in connection with acquisitions, attest services related to financial reporting that are not required by statute or regulation and required agreed-upon procedure engagements.

Tax Fees. Such services include tax compliance, tax advice and tax planning.

All Other Fees. These are fees for other permissible work that does not meet the above category descriptions.

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These accounting services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the core area of accounting work performed for the audit of the Company’s consolidated financial statements. The Audit Committee has concluded that the provision of the non-audit services by KPMG in 2024 and E&Y through its dismissal in February 2024 were compatible with maintaining KPMG's and E&Y’s independence.

Pre-Approval Policy for Audit and Non-Audit Services

In accordance with the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that act, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve fees for preparing and filing tax returns and up to $250,000 in certain other tax services. This authority may be exercised when the Audit Committee is not in session. Any decisions by the Chair of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All services reported in the preceding fee table for fiscal years 2023 and 2024 were pre-approved by the full Audit Committee, as required by then applicable law.

The Company is asking you to vote on the adoption of the following resolution:

RESOLVED: That the shareholders of the Company ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal. Abstentions will have no effect on the outcome of this proposal. The shareholder vote on this proposal is advisory and non-binding and serves only as a recommendation to the Board of Directors. If the shareholders do not ratify the appointment of KPMG by the affirmative vote of a majority of the votes cast at the meeting, the Audit Committee may consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

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CHANGE IN AUDITOR FOR 2024

The Audit Committee conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. E&Y, which had previously served as the Company’s independent registered public accounting firm, was invited to participate in this process. As a result of this competitive selection process, on February 19, 2024, the Audit Committee approved the appointment of KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and approved the dismissal of E&Y as the Company’s independent registered public accounting firm, in each case, effective February 22, 2024, following E&Y’s completion of its audit for the fiscal year ended December 31, 2023 on such date.

The audit reports of E&Y on the Company’s consolidated financial statements for the fiscal year ended December 31, 2023, which were included in the Company’s 2023 Annual Report on Form 10-K, and for the fiscal year ended December 31, 2022, which were included in the Company’s 2022 Annual Report on Form 10-K, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2023 and 2022, and through February 22, 2024, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to that Item) between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the Company's fiscal years ended December 31, 2023 and 2022, and through February 22, 2024, neither the Company nor anyone on its behalf consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by KPMG that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to that Item) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided E&Y with a copy of the disclosures it made in the Current Report on Form 8-K that disclosed the change in the Company’s independent registered public accounting firm described above, prior to its filing with the SEC on February 23, 2024 (“Form 8-K”). The Company requested that E&Y furnish the Company with a letter addressed to the SEC stating whether E&Y agrees with the statements contained in the Form 8-K that related to E&Y and, if not, stating the respects in which it does not agree. A copy of E&Y’s letter, dated February 23, 2024, is attached as Exhibit 16.1 to the Form 8-K.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently composed of four directors. All four directors are independent directors as defined under “Committees of the Board and Board Leadership—Audit Committee Independence.” The Audit Committee operates under a written charter that was adopted by the Board of Directors and is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight duties, the Audit Committee reviewed and discussed the audited financial statements for fiscal year 2024 with management and the Company’s independent auditors, KPMG, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments, any critical audit matters identified during the audit and the clarity of disclosure in the financial statements. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s report on the effectiveness of the Company’s internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and the notes thereto in accordance with generally accepted auditing standards.

The Audit Committee also has discussed with the independent auditors the matters required to be discussed pursuant to the applicable requirements of the PCAOB and the Securities and Exchange Commission. Additionally, the Audit Committee has received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed, with the independent auditors, the independent auditors’ independence.

Based on the review and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

The Audit Committee:
L. Hugh Redd, Chair
Glenn W. Bunting
Jon A. Fosheim
Carolyn B. Handlon

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

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EXECUTIVE OFFICERS

Each executive officer is appointed annually by the Board of Directors. The following table sets forth biographical information regarding the Company’s executive officers, other than Glade M. Knight, Executive Chairman, and Justin G. Knight, Chief Executive Officer, who also serve as directors and whose information is provided above in the section titled “Proposal 1. Election of Directors”:

Jeanette A. Clarke
Senior Vice President and Chief Capital Investments Officer Age: 43

Business Experience (1)

Ms. Clarke was appointed Senior Vice President and Chief Capital Investments Officer effective April 1, 2020. Ms. Clarke previously served as Senior Vice President of Capital Investments for the Company since March 2019 and has held various management and senior management positions with the Apple REIT Companies (as described in Note 1 below) since 2012. Ms. Clarke joined the Apple REIT Companies in 2008. Ms. Clarke has been instrumental in the development of the Company’s capital investments team, fostering valuable relationships with brand, manager and supplier teams, leading strategic capital reinvestment initiatives, and overseeing the Company’s energy efficiency and sustainability investment programs. Prior to joining the Apple REIT Companies, Ms. Clarke served as a Senior Financial Analyst at Genworth Financial, and from 2003 until 2008, she served in various roles at Circuit City Stores, Inc., including Accounting Manager of Expense, Service and Advertising Payables. Within the industry, Ms. Clarke serves on the Marriott Capital Asset Planning and Execution (CAPE) Board and the Hilton Garden Inn Owners Advisory Council. Ms. Clarke is also a member of the Virginia Commonwealth University Foundation Board of Trustees, serving on the Investments Committee and is a member of the Longwood University College of Business and Economics Advisory Board, serving as chair of the Strategic Planning Committee. Ms. Clarke holds a Master of Business Administration degree from Virginia Commonwealth University and a Bachelor of Science degree, Magna Cum Laude, in Business Administration with a concentration in Finance and minor in Economics from Longwood University.

Karen C. Gallagher
Senior Vice President and Chief Operating Officer Age: 48

Business Experience (1)

Ms. Gallagher was appointed Senior Vice President and Chief Operating Officer effective April 1, 2020. Ms. Gallagher previously served as Senior Vice President of Asset Management for the Company since January 2012 and has held various management and senior management positions with the Apple REIT Companies (as described in Note 1 below) since 2005. Ms. Gallagher joined the Apple REIT Companies in 2003. Ms. Gallagher’s leadership of the asset management team has been instrumental in fostering relationships with brand and management company teams and developing the Company’s analytical and benchmarking of property-level performance methodology, each helping to maximize profitability. Prior to joining the Apple REIT Companies, from 2000 to 2003, Ms. Gallagher served as Senior Assurance Associate with Ernst & Young LLP, where she specialized in real estate clients. Within the industry, Ms. Gallagher serves as a member of the Home2 Suites by Hilton Ownership Advisory Council, as well as the Global Finance Committee for the lodging industry sponsored by the Hospitality Financial and Technology Professionals and American Hotel & Lodging Association. Ms. Gallagher holds a Master of Science degree in Accounting and a Bachelor of Science degree in Commerce from the McIntire School of Commerce at the University of Virginia, and a second major in Economics from the School of Arts and Sciences at the University of Virginia. Ms. Gallagher is a Certified Public Accountant.

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Nelson G. Knight
President, Real Estate and Investments Age: 43

Business Experience (1)

Mr. Knight was appointed President, Real Estate and Investments effective April 1, 2020. Mr. Knight previously served as Executive Vice President and Chief Investment Officer for the Company since May 2014. Prior to serving in that position, Mr. Knight held various senior management positions with the Apple REIT Companies (as described in Note 1 below). Mr. Knight joined the Apple REIT Companies in 2005. Mr. Knight executes on the Company’s capital deployment strategies, including oversight of the Company’s capital reinvestment team. Mr. Knight serves on Hilton’s Product Advisory Council, on the AC Hotels by Marriott Franchise Advisory Council, and as an advisory board member of the Hunter Hotel Investment Conference. Mr. Knight serves on the Board of Trustees for Southern Virginia University in Buena Vista, Virginia, and serves on the Board of Advisors Executive Council for the Center for Real Estate at Texas Christian University’s Neeley School of Business. Mr. Knight holds a Master of Business Administration degree from Texas Christian University, as well as a Bachelor of Arts degree, Cum Laude, in History with a minor in Business from Southern Virginia University.

Nelson G. Knight is the son of Glade M. Knight, the Company’s Executive Chairman, and the brother of Justin G. Knight, the Company’s Chief Executive Officer.

Rachel S. Labrecque
Senior Vice President and Chief Accounting Officer Age: 46

Business Experience (1)

Ms. Labrecque was appointed Senior Vice President and Chief Accounting Officer effective April 1, 2020. Ms. Labrecque previously served as Senior Vice President of Accounting for the Company since January 2019 and since joining the Apple REIT Companies (as described in Note 1 below) in 2015, has held various management and senior management positions. Ms. Labrecque oversees accounting, financial reporting, treasury operations and taxation for the Company. Prior to joining the Apple REIT Companies, Ms. Labrecque served as Senior Vice President of Finance and Corporate Controller (2011-2015), Vice President and Corporate Controller (2008-2011) and Director of Financial Reporting (2006-2008) of Lucky Strike Entertainment Corporation, formerly Bowlmor AMF Corporation. Ms. Labrecque also held various financial reporting, accounting and auditing roles with The Mills Corporation (a publicly traded REIT), AOL Time Warner, and Arthur Andersen, LLP. Ms. Labrecque holds a Bachelor of Science degree in Accounting from the Virginia Tech Pamplin College of Business. Ms. Labrecque is a Certified Public Accountant.

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Elizabeth S. Perkins
Senior Vice President and Chief Financial Officer Age: 42

Business Experience (1)

Ms. Perkins was appointed Senior Vice President and Chief Financial Officer effective April 1, 2020. Ms. Perkins previously served as Senior Vice President of Corporate Strategy and Reporting for the Company since April 2015 and has held various management and senior management positions with the Apple REIT Companies (as described in Note 1 below) since 2008. Ms. Perkins joined the Apple REIT Companies in 2006. Ms. Perkins has been a key part of the leadership team at the Company, fostering valuable relationships, aiding in strategic investment decisions, directing corporate strategy and reporting initiatives, and overseeing the Company’s finance, capital markets, investor relations, risk management, information technology, business intelligence and internal audit functions. Ms. Perkins currently serves as the executive sponsor for the Company’s ESG Advisory Committee. Prior to joining the Apple REIT Companies, from 2004 to 2006, Ms. Perkins served as Assurance Associate with Ernst & Young LLP, where she specialized in insurance clients and was part of the assurance IPO team for one of those key clients. Within the industry, Ms. Perkins currently serves on the Residence Inn by Marriott System Marketing Fund Council and the distribution advisory councils for Marriott and Hilton. Ms. Perkins also serves on the American Hotel & Lodging Association’s Owner Leader Council, as well as the AHLA Foundation's Board of Trustees and ForWard Advisory Committee. Ms. Perkins holds a Bachelor of Business Administration degree in Accounting from the J.M. Tull School of Accounting within the Terry College of Business at the University of Georgia.

Matthew P. Rash
Senior Vice President, Chief Legal Officer and Secretary Age: 46

Business Experience (1)

Mr. Rash was appointed Senior Vice President, Chief Legal Officer and Secretary effective April 1, 2020. Mr. Rash previously served as Senior Vice President and General Counsel since joining the Company in March 2019. Mr. Rash oversees all legal matters for the Company and serves on the Company’s ESG Advisory Committee. Prior to joining the Company, Mr. Rash served as a Partner (2016-2019) and Associate (2005-2015) at McGuireWoods LLP, a full-service law firm in Richmond, Virginia, where he specialized in commercial real estate transactions, including acquisitions, dispositions and lending, working on numerous transactions with the Apple REIT Companies. From 2004 to 2005, he was a law clerk with the United States District Court for the Eastern District of Virginia, for the Honorable James R. Spencer. Mr. Rash serves on the Virginia Chamber of Commerce Board of Directors. Mr. Rash holds a Juris Doctor degree from the University of Richmond and a Bachelor of Arts degree in Government and Foreign Affairs from the University of Virginia.

(1)
See Note 1 to the Director Nominees table above in the section titled “Proposal 1. Election of Directors” for a description of the “Apple REIT Companies.”

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PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION PAID BY THE COMPANY

In accordance with Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation paid to the Company’s NEOs as disclosed in this Proxy Statement. The Board of Directors has adopted a policy, which shareholders previously approved by a non-binding advisory vote, of providing for an annual “say-on-pay” advisory vote. The Company encourages shareholders to read the disclosure under “Compensation Discussion and Analysis” for more information concerning the Company’s compensation philosophy, programs and practices, the compensation and governance-related actions taken in fiscal year 2024 and the compensation paid to the NEOs.

Accordingly, the Company is asking you to approve the adoption of the following resolution:

RESOLVED: That the shareholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. The shareholder vote on this proposal is advisory and non-binding and serves only as a recommendation to the Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of shareholders and will consider the outcome of the vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation arrangements for the Company’s NEOs for 2024 and explains the structure and rationale associated with each material element of the 2024 compensation arrangements. The NEOs for 2024 are as follows:

Justin G. Knight	Chief Executive Officer
Nelson G. Knight	President, Real Estate and Investments
Elizabeth S. Perkins	Senior Vice President and Chief Financial Officer
Karen C. Gallagher	Senior Vice President and Chief Operating Officer
Rachel S. Labrecque	Senior Vice President and Chief Accounting Officer

The following chart provides a brief summary of the 2024 incentive compensation program for the Company's NEOs approved by the Compensation Committee in February 2024. Further details of the 2024 incentive compensation program can be found in the paragraphs and sections below.

In February 2024, the Compensation Committee approved an annual incentive program that provided that one-half (50%) of 2024 incentive compensation would be based on operational performance goals and metrics and one-half (50%) of the 2024 incentive compensation program would be based on shareholder return performance consistent with the Company’s historical incentive programs with 75% based on relative shareholder return metrics and 25% based on total shareholder return metrics over one-year, two-year, and three-year periods. With respect to the operational performance goals and metrics, 75% of the operational performance target was based on the following metrics: Comparable Hotels RevPAR growth, Comparable Hotels Adjusted Hotel EBITDA margin, Adjusted EBITDAre, Modified Funds from Operations (MFFO) per share and the Company's 2024 capital expenditures, equally weighted at 15% (non-GAAP financial measures are defined in Exhibit 1 to this Proxy Statement). The remaining 25% of the operational performance target was based on operational performance goals, including management of capital structure and the build out of proprietary market forecasting capabilities. The Compensation Committee continues to

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maintain a rigorous framework, one that requires outperformance (55th percentile), to achieve target level payout for the relative total shareholder return metrics.

Key Executive Compensation Practices

The following is a summary of the Company’s key practices aligning executive compensation with the interests of its shareholders, with target compensation percentages based on the Compensation Committee’s determinations:

What the Company Does	What the Company Doesn’t Do
•
Annual advisory vote on executive compensation;
•
Approximately 78% of executive target compensation for 2024 is incentive-based;
•
Approximately 75% of executive target incentive-based compensation for 2024 is payable in Common Shares of the Company;
•
50% of target incentive-based compensation for 2024 is based on shareholder return metrics;
•
50% of target incentive-based compensation for 2024 is based on operational performance goals and metrics;
•
Compensation Committee comprised entirely of independent directors;
•
Compensation Committee retains FPC, an independent compensation consultant who advises the committee on a regular basis;
•
Limited perquisites that are generally on the same terms as other employees and which represent only a small portion of total executive officer compensation;
•
Stock ownership requirements for executive officers;
•
Maximum amounts payable for executive incentive compensation awards; and
•
Market-aligned severance policy for executives with a double trigger for any change in control payments.

•
No employment contracts with executive officers;
•
Company Insider Trading Policy prohibits directors and employees from engaging in hedging of Company securities;
•
No dividends paid on restricted stock awards unless they vest;
•
No grants of stock options; and
•
No supplemental retirement plans.

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Advisory Vote on Executive Compensation

The Company provides its shareholders annually with the opportunity to cast an advisory vote on executive compensation, and in 2024, approximately 97% of the shares voted were in support of the 2023 compensation of the executive officers. The Compensation Committee viewed this advisory vote as an expression by the shareholders of their general satisfaction with the Company’s executive compensation program. Consistent with the advisory vote of the shareholders at the 2024 annual meeting of shareholders, the Company will continue to hold advisory votes on executive compensation annually. The vote on the frequency of the say-on-pay vote is required every six years with the next one to take place in 2029.

Pay for Performance Philosophy

The Company believes that a significant portion of each NEO’s total compensation should be incentive-based to best align their interests with those of its shareholders. As a result, for 2024, the Compensation Committee approved a target compensation for the NEOs with the following average compensation mix:

All incentive compensation is performance-based:

50% on shareholder return metrics

50% on operational performance goals and metrics

The 2024 incentive compensation plan was based on two discretionary operational performance goals, five objective operational performance metrics and six objective shareholder return metrics. To further align interests with its shareholders, 75% of the target incentive compensation was payable in Common Shares of the Company, of which one-third was restricted and subject to a one-year vesting period and the remaining two-thirds being vested at issuance. Based on FPC’s 2024 peer group report discussed below, at the time of the report, the Company had the

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highest percentage of target executive compensation based on objective share and operating performance targets compared to its peer group.

General Philosophy and Objectives

The Company’s executive compensation philosophy continues to focus on attracting, motivating and retaining a superior management team that can maximize shareholder value. The compensation arrangements are designed to reward performance relative to financial and other metrics that the Company believes are key metrics that will enhance shareholder value and to reward executive officers for performance at levels that the Compensation Committee believes to be competitive with other public hospitality REITs. The compensation arrangements consist of both base salary and incentive compensation which is intended to incentivize executive officers to manage the Company in a prudent manner without encouraging unnecessary risk-taking. In establishing the compensation arrangements, the Compensation Committee believes the best way to maintain the alignment of management and shareholder objectives is to have a larger variable component tied to key metrics. On average, approximately 81% of target compensation of the NEOs was designed to be variable in 2024. The incentive goals in the incentive compensation program are set at competitive levels which are expected to require stretch performance but are believed to be achievable. The Compensation Committee also reviews and considers the management team’s overall compensation. The Company has not adopted a formal policy or guideline for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation.

Role of the Compensation Committee

Pursuant to the Compensation Committee’s charter, the Compensation Committee assists the Board of Directors in discharging the Board of Directors’ responsibilities relating to compensation of the Company’s officers. The Compensation Committee’s duties and responsibilities include, among other things, the following:

•
annually review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, and after evaluating performance in light of those goals and objectives, approve compensation of the Chief Executive Officer;
•
annually review corporate goals and objectives relevant to the compensation of the executive management officers of the Company, and after evaluating performance in light of those goals and objectives, approve compensation of the executive management officers, other than the Chief Executive Officer; and
•
review and make periodic recommendations to the Board of Directors with respect to the general compensation, benefits and perquisites policies and practices of the Company.

The Compensation Committee’s charter permits it to delegate its functions to one or more subcommittees as permitted by law and to retain consultants and other advisors to assist the Compensation Committee in carrying out its duties in evaluation of executive officer compensation.

In reviewing the Company’s executive compensation structure, the Compensation Committee evaluates data regarding executive compensation paid by, and executive compensation plans of, other public hospitality REITs and other peer group information which has been provided approximately every two years from 2014 to 2025 by FPC. The Compensation Committee utilizes FPC’s recommendations in conjunction with market data to determine annual executive compensation. Target compensation for 2024 for each NEO was approved by the Compensation Committee after consideration of each individual’s experience in their position and the industry, the risks and deterrents associated with their positions, the anticipated difficulty to replace the individual, and total compensation paid to each NEO in prior years.

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Role of the Chief Executive Officer

In connection with determining compensation of executive officers, the Compensation Committee has sought input from the Company’s Chief Executive Officer. Any recommendations given by the Chief Executive Officer will be based upon the Chief Executive Officer’s assessment of the Company’s overall performance, each executive officer’s individual performance and employee retention considerations. The Compensation Committee reviews the Chief Executive Officer’s recommendations, and in its sole discretion determines all executive officer compensation.

Compensation Consultant

The Compensation Committee periodically consults with FPC as its independent executive compensation consultant regarding compensation arrangements. The Compensation Committee’s charter authorizes the Compensation Committee to retain or obtain the advice of a compensation consultant to advise it in the evaluation of executive officer compensation. In connection with developing the executive compensation structure and making executive compensation decisions, the Compensation Committee relies upon FPC to:

•
advise the Compensation Committee on the principal aspects of the executive compensation program;
•
assist in the selection of a group of peer companies (based on, among other things, industry, size and asset type);
•
provide information on the compensation structures of and the compensation paid to executive officers by peer companies;
•
advise on appropriate levels of compensation; and
•
advise on compensation trends within the real estate industry.

Peer Group Information

In connection with its comprehensive review of the executive compensation arrangements for all of the Company’s executive officers, the Compensation Committee relies upon FPC to provide, among other things, compensation information and data regarding executive officers in the Company’s peer group. The peer group compensation information and data are one factor the Compensation Committee considers in establishing the Company’s executive compensation arrangements. In February 2024, along with the approval of the 2024 incentive compensation plan for the Company's NEOs, the Compensation Committee approved a change to the peer group used for evaluation of executive compensation, starting with the 2024 incentive compensation plan, by removing Hersha Hospitality Trust following its delisting from the NYSE as a result of its acquisition in 2023 and replacing it with Ryman Hospitality Properties, Inc. ("RHP"). In selecting the peer group for the 2024 incentive compensation plan, the Compensation Committee relied on the report prepared by FPC in February 2024. FPC’s report noted that the nine public company hospitality REITs in the proposed peer set, identified in the table below, had an overall median market capitalization at December 31, 2023 of approximately $2.0 billion (the Company’s market capitalization at December 31, 2023 was $3.8 billion).

DiamondRock Hospitality Company ("DRH")	Host Hotels & Resorts, Inc. ("HST")
Park Hotels & Resorts Inc. ("PK")	Pebblebrook Hotel Trust ("PEB")
RLJ Lodging Trust ("RLJ")	Ryman Hospitality Properties, Inc. ("RHP")
Summit Hotel Properties, Inc. ("INN")	Sunstone Hotel Investors, Inc. ("SHO")
Xenia Hotels & Resorts, Inc. ("XHR")

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In January 2025, FPC presented an updated report to the Compensation Committee with the same peer group that had an overall median market capitalization at December 31, 2024 of approximately $1.9 billion (the Company’s market capitalization at December 31, 2024 was $3.7 billion).

Market Capitalization (in millions)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
HST
RHP
APLE
PK
SHO
DRH
PEB
RLJ
XHR
INN

Note: Market Capitalization at December 31, 2024

The Compensation Committee believes the updated peer group above represents companies with which the Company competes for talent and business. The Compensation Committee used data from this peer group to provide context in which to make base salary determinations and decisions regarding appropriate payout levels for incentive compensation.

Elements of Executive Compensation

The Company’s executive compensation arrangements consist of base salary and incentive compensation. The incentive compensation for 2024 consists of operational metrics and goals and shareholder return metrics with target inventive compensation paid 25% in cash and 75% through equity awards.

Annual Base Salary

Annual base salary is a fixed level of compensation that reflects each NEO’s position and individual performance and is intended to comprise, on average, approximately 20% of each NEO’s target compensation. Base salary is designed to serve as a retention tool throughout the executive’s career. In determining base salaries, the Compensation Committee considers the salary information and data obtained for the executive officers in the peer group of companies identified above, each executive officer’s role and responsibility, unique skills, future potential with the Company, and internal pay equity considerations. After evaluating these factors, the Compensation Committee approved the following annual base salary of each NEO.

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	2024 Annual Base Salary (1)	2023 Annual Base Salary (1)
Justin G. Knight	$641,350	$635,000
Nelson G. Knight	535,600	520,000
Elizabeth S. Perkins	530,450	515,000
Karen C. Gallagher	494,400	480,000
Rachel S. Labrecque	453,200	440,000
(1)
Annual base salary represents the annual base salary rate approved by the Compensation Committee.

Incentive Compensation

The NEOs are eligible to earn variable incentive compensation awards designed to reward the achievement of annual operational/financial performance measures and annual/multi-year total shareholder return measures. The Compensation Committee establishes target annual incentive award opportunities for each NEO, consisting of an annual cash payment award and an equity compensation award opportunity, following an analysis of market information and data for executive officers in the peer group of companies identified above, each executive officer’s role and responsibility, unique skills, future potential with the Company, and internal pay equity considerations. The Compensation Committee considers all relevant facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions, and retains the ability to exercise its judgment and discretion to adjust an incentive compensation award.

For 2024, approximately 75% of the target incentive compensation of the NEOs was intended to be provided through equity awards and the remainder as an annual cash payment award, with one-third of the target equity award being restricted and subject to a one-year vesting period and the remaining two-thirds of the target equity award being fully vested. Target incentive compensation awards earned upon the achievement of the performance goals and metrics consist of (i) for the shareholder return metrics discussed below, one-half of the total award in restricted Common Shares that vest on the second Friday of December in the year issued, i.e., December 12, 2025, and the remaining one-half in fully vested Common Shares and (ii) for the operating performance goals and metrics discussed below, one-half of the total award in fully vested Common Shares and the other half of the award as the annual cash payment award.

The Compensation Committee’s normal practice is to adopt annual performance measures for the annual incentive compensation awards following a review of the Company’s business plan and budget, which typically occurs in February of each year. NEOs employed as of the end of the year are eligible to receive incentive compensation awards to be determined pursuant to a weighted average formula based on the achievement of certain performance measures, consisting of shareholder return metrics and operational performance measures.

Performance Measures

In February 2024, the Compensation Committee adopted performance measures for the 2024 incentive compensation awards, consisting of shareholder return metrics and operational performance goals and metrics, following a review of the Company’s business plan for the year. At the time the performance goals and metrics were set, the Compensation Committee believed that the goals and metrics that had been established were substantially uncertain to be achieved.

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The Compensation Committee determined that the operational performance measures for 2024 would be split between objective financial metrics and discretionary operational goals based on management's ability to execute on certain business objectives, but the shareholder return performance measures should be based on objective metrics (consistent with the Company's past practice). The Compensation Committee did not set separate performance goals for individual executive officers. As described in greater detail in the sections that follow, the incentive compensation awards for 2024 were based on the following operational and shareholder return performance goals and metrics and resulted in the following payout achievement levels:

	Annual Incentive Compensation Award	Established Goals for 2024			2024 Actual	2024 Actual
	Weighting	Threshold	Target	Maximum	Results	Payout
Operational Performance Goals and Metrics
Comparable Hotels RevPAR Change	7.5%	2.0%	3.0%	4.0%	1.4%	0.0%
Comparable Hotels Adjusted Hotel EBITDA Margin %	7.5%	34.6%	35.1%	35.6%	36.0%	15.0%
Adjusted EBITDAre (in thousands)	7.5%	$452,000	$463,000	$474,000	$467,216	10.4%
Modified FFO Per Share	7.5%	$1.56	$1.61	$1.65	$1.61	7.5%
Manage Capital Expenditures (in thousands)	7.5%	$85,000	$80,000	$75,000	$78,262	10.1%
Effectively manage balance sheet maturities and allocate capital to drive shareholder returns	6.25%	Threshold performance	Target Performance	Maximum Performance	Above Target	9.38%
Effectively build out proprietary market forecasting capabilities	6.25%	Threshold performance	Target Performance	Maximum Performance	Target	6.25%

Shareholder Return Metrics
Total shareholder one-year return	4.2%	4.0%	7.0%	10.0%	-1.3%	0.0%
Total shareholder two-year return	4.2%	7.0%	13.0%	19.0%	10.8%	3.4%
Total shareholder three-year return	4.2%	11.0%	18.0%	27.0%	13.4%	2.8%
Total shareholder one-year return relative to peer group	12.5%	25th percentile	55th percentile	75th percentile	44th percentile	10.2%
Total shareholder two-year return relative to peer group	12.5%	25th percentile	55th percentile	75th percentile	39th percentile	9.2%
Total shareholder three-year return relative to peer group	12.5%	25th percentile	55th percentile	75th percentile	86th percentile	25.0%

The Compensation Committee believes that each of the goals and metrics set for 2024 reflect key measurements of the Company’s operational, financial and shareholder return performance. The following summarizes how the Company measured each goal or metric, as well as how the Company performed in 2024.

Operational Performance Goals and Metrics

In 2024, the Compensation Committee set a mix of objective metrics and discretionary operational goals for the operating performance measures of 2024. The amounts actually payable to each NEO with respect to the operational performance goals were determined within the Compensation Committee’s discretion after an evaluation of performance against each goal. The Compensation Committee did not assign a specific pre-determined payout level of performance for each operating performance goal, as they were not based on quantitative performance measures. Instead, the Compensation Committee engaged in a detailed review of the performance with respect to each goal, progress towards the goal, and benefits realized by the Company, among other factors. In order to assess performance for the executive officers, during this evaluation, the Compensation Committee assigned weightings for each goal, with neither goal individually exceeding 12.5% of the potential payout attributable to the operational goals for the year. After a rigorous evaluation process, the Compensation Committee then determined the payout level, which would be at one of the following levels: target (100% payout, equal to the assigned weighting), threshold (50% payout, equal to half of the assigned weighting) or maximum (200% payout, equal to two times the assigned weighting).

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The operational performance goals (not including operational performance metrics) for 2024 consisted of the following:

Goal	Initial Weighting (As a % of Operational Goals and Metrics)	Achievement	Performance Summary
Effectively manage balance sheet maturities and allocate capital to drive shareholder returns	12.5%	Above Target

• Effectively managed maturities and total indebtedness to preserve a strong, flexible balance sheet.

• Adjusted capital allocation priorities as the macro environment shifted moving from asset purchase to asset sales and share buybacks.

•Acquired two hotels, sold six hotels and repurchased $34.7 million Common Shares in 2024.

• Amended the Company's $85 million term loan facility increasing it to $130 million and extending the maturity date to 2026.

• Successfully repaid a $27 million secured mortgage loan, resulting in 207 unencumbered hotels at year end.

Effectively build out proprietary market forecasting capabilities	12.5%	Target

• Established an internal committee to begin development of proprietary market forecasts and built and tested models for 19 markets.

• Incorporated market forecasts into acquisitions and dispositions models as well as operational budgeting and forecasting tools.

Total Operational Performance Goal Weighting:	25%

The operational performance metrics for 2024 consisted of the following:

Goal	Initial Weighting (As a % of Operational Goals and Metrics)	2024 Actual Payout (Percentage of Target for Performance Metrics)	Description
Comparable Hotels RevPAR growth	15%	0%	The Company used Comparable Hotels revenue per available room, as defined in Exhibit 1.
Comparable Hotels Adjusted Hotel EBITDA margin	15%	30%	The Company used Comparable Hotels Adjusted Hotel EBITDA margin, as defined in Exhibit 1.
Adjusted EBITDAre	15%	21%	The Company used Adjusted EBITDAre, as defined in Exhibit 1.
Modified Funds from Operations per share	15%	15%	The Company used Modified Funds from Operations as defined in Exhibit 1, divided by the Company's weighted average Common Shares outstanding for the year ended December 31, 2024.
The Company's 2024 capital expenditures	15%	20%	Total invested in capital expenditures for the year ended December 31, 2024.
Total Operational Performance Metrics Weighting:	75%

Shareholder Return Metrics

Shareholder return metrics included both absolute and relative total shareholder return metrics:

Total shareholder return metrics – The Company used shareholder returns over a one-year period (measured from January 1, 2024 to December 31, 2024), a two-year period (measured from January 1, 2023 to December 31, 2024) and a three-year period (measured from January 1, 2022 to December 31, 2024), measuring the benefit to shareholders of holding the Company’s Common Shares over a period of time. Shareholder return includes the change in the share price as well as the reinvestment of dividends during the periods noted.

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Relative total shareholder return vs. peers – The Company used relative shareholder returns compared to the Company’s peers over a one-year period (measured from January 1, 2024 to December 31, 2024), a two-year period (measured from January 1, 2023 to December 31, 2024) and a three-year period (measured from January 1, 2022 to December 31, 2024), measuring the benefit to shareholders of holding the Company’s Common Shares relative to that of its peer companies. For this performance goal, the Company’s peer group consisted of Chatham Lodging Trust, DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., Park Hotels & Resorts Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc. and Xenia Hotels & Resorts, Inc. Shareholder return includes the change in the share price as well as the reinvestment of dividends during the periods noted.

Consistent with prior years, the amounts payable with respect to the shareholder return measures were determined based upon whether the Company’s performance met certain “threshold,” “target” or “maximum” levels for each of the performance measures. The “threshold” level can be characterized as “stretch but attainable,” meaning that, although attainment is uncertain, based on historical performance, it can reasonably be anticipated that threshold performance may be achieved. The “target” and “maximum” levels represent increasingly challenging and aggressive levels of performance. With respect to each performance measure, results below the threshold level resulted in a payment of 0% of the target value, results between the threshold and the target levels resulted in a payment of 50% to 100% of the target value, results between the target and the maximum levels resulted in a payment of 100% to 200% of the target value, and results above the maximum level resulted in a payment of 200% of the target value.

The Company has continued to maintain strong performance relative to its peer group on a long-term basis. For the three-year period ended December 31, 2024, the Company outperformed the peer group cumulative total shareholder return average (consisting of the ten total shareholder return peers listed above) by 21.4 percentage points, assuming the reinvestment of dividends.

Actual Award Earned

The Company’s 2024 actual results as compared to the established goals are summarized in the table above under “Performance Measures.” For 2024, the Company achieved an average of 109.3% of the target incentive for each of the metrics and goals discussed above, resulting in the compensation awards as follows:

	2024 Target Cash Incentive Compensation Award Opportunity	2024 Target Equity Incentive Compensation Award Opportunity	2024 Target Total Incentive Compensation Award Opportunity	2024 Actual Cash Incentive Compensation Award	2024 Actual Equity Incentive Compensation Award	2024 Actual Total Incentive Compensation Award
Justin G. Knight	$1,122,363	$3,367,087	$4,489,450	$1,315,556	$3,590,420	$4,905,976
Nelson G. Knight	468,650	1,405,950	1,874,600	549,319	1,499,204	2,048,523
Elizabeth S. Perkins	464,144	1,392,431	1,856,575	544,037	1,484,789	2,028,826
Karen C. Gallagher	432,600	1,297,800	1,730,400	507,064	1,383,881	1,890,945
Rachel S. Labrecque	283,250	849,750	1,133,000	332,006	906,112	1,238,118

These incentive compensation awards were determined by the Compensation Committee in February 2025, and the cash was paid and equity grants were issued in March 2025, with two-thirds of the equity awards vested immediately and one-third of the equity awards to vest in December 2025.

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Realized Pay

The tables below, which supplement the Executive Compensation—Summary Compensation Table, show the value of the 2024 and 2023 compensation earned by each NEO under the compensation program.

2024 Realized Pay Table (1)

	Salary	Share Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation	2024 Total Compensation Realized
Justin G. Knight	$641,350	$3,590,420	$1,315,556	$289,251	$5,836,577
Nelson G. Knight	535,600	1,499,204	549,319	143,386	2,727,509
Elizabeth S. Perkins	530,450	1,484,789	544,037	142,381	2,701,657
Karen C. Gallagher	494,400	1,383,881	507,064	135,342	2,520,687
Rachel S. Labrecque	453,200	906,112	332,006	102,017	1,793,335
(1)
Amounts shown for Salary, Non-Equity Incentive Plan Compensation and All Other Compensation equal the amounts reported in the Summary Compensation Table.
(2)
Amounts shown represent the value of the annual share awards earned for the 2024 performance year.

2023 Realized Pay Table (1)

	Salary	Share Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation	2023 Total Compensation Realized
Justin G. Knight	$635,000	$5,929,032	$1,610,618	$403,976	$8,578,626
Nelson G. Knight	520,000	2,427,630	659,466	186,622	3,793,718
Elizabeth S. Perkins	515,000	2,404,299	653,125	185,452	3,757,876
Karen C. Gallagher	480,000	2,240,884	608,738	178,719	3,508,341
Rachel S. Labrecque	440,000	1,467,245	398,578	127,330	2,433,153
(1)
Amounts shown for Salary, Non-Equity Incentive Plan Compensation and All Other Compensation equal the amounts reported in the Summary Compensation Table.
(2)
Amounts shown represent the value of the annual share awards earned for the 2023 performance year.

The Realized Pay Tables differ from the Summary Compensation Table in that the 2024 and 2023 Realized Pay Tables show the actual value of the compensation earned based on the achievement of the performance metrics for 2024 and 2023, while the Summary Compensation Table reflects the estimated grant date fair value of such Common Shares that were to be issued subject to achievement of the performance conditions as determined in accordance with FASB ASC Topic 718. For a detailed description of the grant date fair value of the share awards, see Note 1 to the “Executive Compensation—Summary Compensation Table.” These tables are not a substitute for the “Executive Compensation—Summary Compensation Table” and are intended to provide additional information that the Company believes is useful in facilitating an understanding of the 2024 and 2023 compensation amounts earned by its NEOs.

Perquisites and Other Benefits

The NEOs participate in other benefit plans on the same terms as other employees. These plans include medical insurance, dental insurance, life insurance, disability insurance and a 401(k) plan. Under the 401(k) plan, employees are eligible to defer a portion of their salary and the Company, at its discretion, may make a matching contribution. In 2024, the Company made a matching contribution of up to $13,800, with the actual company contribution amount determined by the individual’s contribution and as restricted by statutory limits. As noted in the Summary

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Compensation Table below, the Company provided limited perquisites to its NEOs in 2024, which included parking benefits. The emphasis in the compensation program for NEOs is on the pay-for-performance elements.

In addition, the NEOs are also entitled to receive accrued dividends on the share incentive compensation awards, which are payable in cash if the awards vest. Such amounts are included under the column, “All Other Compensation,” in the Summary Compensation Table below.

Ownership Requirements

The Board of Directors adopted share ownership guidelines that require executive officers to maintain a minimum share ownership in the Company. See “Corporate Governance—Share Ownership Guidelines.”

Limits on Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), prohibits publicly held corporations from taking a tax deduction for annual compensation in excess of $1 million paid to any of the corporation’s “covered employees,” which include its chief executive officer, its chief financial officer and its three other most highly compensated executive officers (as well as any person who ever was a covered employee for any prior taxable year beginning after December 31, 2016). Since the Company qualifies as a REIT under the Internal Revenue Code and is generally not subject to U.S. federal income taxes on income distributed to shareholders (other than income of its taxable REIT subsidiaries), the payment of compensation that fails to satisfy the requirements of Section 162(m) will increase the Company’s required REIT distributions but does not have a material adverse consequence to the Company. Although the Company is mindful of the limits on deductibility imposed by Section 162(m), the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

2025 Incentive Compensation

In February 2025, the Compensation Committee approved the annual incentive program to provide that one-half (50%) of 2025 incentive compensation will be based on operational metrics and performance goals and one-half (50%) of the incentive program will continue to measure shareholder return performance, based 75% on relative shareholder return metrics and 25% on total shareholder return metrics over one-year, two-year, and three-year periods. The Compensation Committee will continue to maintain a rigorous framework, one that requires outperformance (55th percentile) to achieve target level payout for the relative total shareholder return metrics. With respect to the operational performance metrics, 75% of the operational performance target will consist of Comparable Hotels RevPAR growth, Comparable Hotels Adjusted Hotel EBITDA margin, Adjusted EBITDAre and MFFO per share equally weighted at 18.75%, and the remaining 25% of the target will be based on management of balance sheet maturities and allocation of capital.

Special Note Regarding Non-GAAP Financial Measures

This Compensation Discussion and Analysis contains certain non-GAAP financial measures which are described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.” Refer to Exhibit 1 for the reconciliation to net income determined in accordance with GAAP of the non-GAAP financial measures, Modified Funds from Operations ("MFFO"), Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and Comparable Hotels RevPAR change.

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Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:
Glenn W. Bunting, Chair
L. Hugh Redd
Howard E. Woolley

The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2024 were Glenn W. Bunting, L. Hugh Redd and Howard E. Woolley. No member of the Compensation Committee is or has ever been an officer or employee of the Company, and no member of the Compensation Committee has or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. No executive officer serves or has served as a member of a compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board of Directors or Compensation Committee and no executive officer serves or has served as a director of another entity, one of whose executive officers serves on the Compensation Committee. Accordingly, during 2024, there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

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EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for each of the Company’s NEOs for 2024.

Summary Compensation Table

The Summary Compensation Table reflects compensation under the executive compensation arrangements discussed above under “Compensation Discussion and Analysis.”

Name	Principal Position	Year	Salary	Share Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Justin G. Knight	Chief Executive Officer	2024	$641,350	$3,542,401	$1,315,556	$289,251	$5,788,558
		2023	635,000	4,323,874	1,610,618	403,976	6,973,468
		2022	596,525	4,133,501	1,735,515	270,694	6,736,235
Nelson G. Knight	President, Real Estate and	2024	535,600	1,479,153	549,319	143,386	2,707,458
	Investments	2023	520,000	1,770,405	659,466	186,622	3,136,493
		2022	467,500	1,619,724	680,066	126,522	2,893,812
Elizabeth S. Perkins	Senior Vice President and	2024	530,450	1,464,931	544,037	142,381	2,681,799
	Chief Financial Officer	2023	515,000	1,753,382	653,125	185,452	3,106,959
		2022	446,250	1,546,100	649,154	122,384	2,763,888
Karen C. Gallagher	Senior Vice President and	2024	494,400	1,365,372	507,064	135,342	2,502,178
	Chief Operating Officer	2023	480,000	1,634,220	608,738	178,719	2,901,677
		2022	446,250	1,546,100	649,154	122,595	2,764,099
Rachel S. Labrecque	Senior Vice President and	2024	453,200	893,994	332,006	102,017	1,781,217
	Chief Accounting Officer	2023	440,000	1,070,025	398,578	127,330	2,035,933
		2022	412,500	1,020,835	428,613	92,431	1,954,379

(1)
The amounts in this column reflect the estimated grant date fair value of the Common Shares to be issued subject to achievement of performance conditions as determined in accordance with FASB ASC Topic 718. As discussed above under “Compensation Discussion and Analysis—Elements of Executive Compensation—Incentive Compensation,” NEOs participated in an incentive plan which included operational performance goals and metrics and six market-based metrics for 2022, 2023 and 2024. The table below summarizes the estimated fair value of the share incentive awards as of February 7, 2024, February 8, 2023 and February 9, 2022, the dates the Compensation Committee approved the plans for both the performance-based and market-based incentives. To estimate the fair value of the market-based awards, the Company used a Monte Carlo simulation to estimate the probability of the Company’s total shareholder return and relative return to the peer group for the applicable year as of February 7, 2024, February 8, 2023, and February 9, 2022, the effective dates of the incentive awards. For the Company’s operational performance-based incentives, the Company used the target as the probable incentive to be earned. See “Grants of Plan-Based Awards” below for the maximum value as of the grant date of the equity incentive plan awards for 2024 assuming the highest market and performance conditions were met.

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(note 1, continued)
Name	Year	Market-Based Incentive	Company Performance- Based Incentive	Other Share Awards	Total Share Awards
Justin G. Knight	2024	$2,420,038	$1,122,363	$—	$3,542,401
	2023	3,212,624	1,111,250	—	4,323,874
	2022	3,089,582	1,043,919	—	4,133,501
Nelson G. Knight	2024	1,010,503	468,650	—	1,479,153
	2023	1,315,405	455,000	—	1,770,405
	2022	1,210,661	409,063	—	1,619,724
Elizabeth S. Perkins	2024	1,000,787	464,144	—	1,464,931
	2023	1,302,757	450,625	—	1,753,382
	2022	1,155,631	390,469	—	1,546,100
Karen C. Gallagher	2024	932,772	432,600	—	1,365,372
	2023	1,214,220	420,000	—	1,634,220
	2022	1,155,631	390,469	—	1,546,100
Rachel S. Labrecque	2024	610,744	283,250	—	893,994
	2023	795,025	275,000	—	1,070,025
	2022	763,022	257,813	—	1,020,835

(2)
The annual cash incentive compensation with respect to each year is paid in the following year. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Incentive Compensation.”
(3)
Includes the portion of the health insurance, life and disability insurance, parking, and 401(k) match paid by the Company. Also includes estimated dividends on the share awards in all three years. For 2024, includes the following amounts for estimated dividends (approximately one-third of such amounts will be paid following vesting of the restricted Common Shares, as applicable): Justin G. Knight—$250,436; Nelson G. Knight—$104,570; Ms. Perkins—$103,565; Ms. Gallagher—$96,527; and Ms. Labrecque—$63,202.

Grants of Plan-Based Awards

The following table sets forth information with respect to grants of awards made to the NEOs during the fiscal year ended December 31, 2024, all of which had a grant date of February 7, 2024.

	Estimated Future Payouts Under Non-Equity Incentive Plan- Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Fair Value of Stock Awards (3)
Justin G. Knight	$561,182	$1,122,363	$2,244,726	—	—	—	—
	—	—	—	$1,683,544	$3,367,087	$6,734,174	$3,542,401
Nelson G. Knight	234,325	468,650	937,300	—	—	—	—
	—	—	—	702,975	1,405,950	2,811,900	1,479,153
Elizabeth S. Perkins	232,072	464,144	928,288	—	—	—	—
	—	—	—	696,216	1,392,431	2,784,862	1,464,931
Karen C. Gallagher	216,300	432,600	865,200	—	—	—	—
	—	—	—	648,900	1,297,800	2,595,600	1,365,372
Rachel S. Labrecque	141,625	283,250	566,500	—	—	—	—
	—	—	—	424,875	849,750	1,699,500	893,994

(1)
These columns show the range of potential payouts for 2024 performance under the Company’s annual cash incentive compensation for the NEOs as described in the section titled “Compensation Discussion and Analysis—Elements of Executive Compensation—Incentive Compensation.”

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(2)
These columns show the range of potential payouts for 2024 performance under the Company’s share incentive compensation for the NEOs as described in the section titled “Compensation Discussion and Analysis—Elements of Executive Compensation—Incentive Compensation.” If the performance conditions are met, the Company pays these awards in Common Shares, with the value of the Common Shares equal to the dollar amount of the payouts as set forth in the table.
(3)
The amounts in this column reflect the grant date fair value of the Common Shares to be issued subject to achievement of performance conditions as determined in accordance with FASB ASC Topic 718. See Note 1 to the Summary Compensation Table above for additional information on the determination of the fair value of the Common Shares. The actual value of Common Shares issued with respect to 2024 performance is set forth above under “Compensation Discussion and Analysis—Elements of Executive Compensation—Incentive Compensation.”

2024 Option Exercises and Stock Vested

The following table sets forth the number of restricted Common Shares that vested for each of the Company’s NEOs during 2024 and the value realized by these officers upon such vesting. The Company has not granted any options to its officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Justin G. Knight	132,711	$2,130,012
Nelson G. Knight	54,338	872,125
Elizabeth S. Perkins	53,816	863,747
Karen C. Gallagher	50,158	805,036
Rachel S. Labrecque	32,842	527,114

(1)
Consists of restricted Common Shares issued in March 2024 (with respect to 2023 performance) that were earned as of December 31, 2023 and vested December 13, 2024.
(2)
The value upon vesting is calculated by multiplying the number of Common Shares vested on the vesting date (December 13, 2024) by the closing price of the Common Shares on the NYSE on such date ($16.05).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth all equity awards issued to the NEOs that were outstanding as of December 31, 2024.

Name	Grant Date	Number of Shares that have not Vested	Market Value of Shares that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares (1)	Equity Incentive Plan Awards: Payout Value of Unearned Shares (1)
Justin G. Knight	February 7, 2024	—	$—	438,708	$6,734,174
Nelson G. Knight	February 7, 2024	—	—	183,186	2,811,900
Elizabeth S. Perkins	February 7, 2024	—	—	181,424	2,784,862
Karen C. Gallagher	February 7, 2024	—	—	169,094	2,595,600
Rachel S. Labrecque	February 7, 2024	—	—	110,717	1,699,500

(1)
The payout value of unearned Common Shares is based on the “Maximum” payout of equity incentive plan awards for 2024 performance, as performance as of December 31, 2024 exceeded “Target” performance levels. The number of unearned Common Shares is based on the payout value divided by the closing price of the Company's Common Shares on December 31, 2024 of $15.35.

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Compensation Plans

Executive Change of Control Severance Plan

On May 29, 2014, the Board of Directors, upon recommendation of the Compensation Committee, approved the Apple Hospitality REIT, Inc. Executive Severance Pay Plan (the “Severance Plan”), which was amended effective March 22, 2019. The Severance Plan was further amended effective April 1, 2020 to include the executive officers appointed on that date as participants under the plan. Each of the NEOs of the Company were participants in the Severance Plan at December 31, 2024.

The Severance Plan generally provides severance or income protection benefits to participants in the event of their termination in connection with certain changes in control of the Company, including, subject to certain exceptions, (i) the acquisition by any person of securities having 20% or more of the combined voting power of the Company’s outstanding securities other than as a result of an issuance of securities initiated by the Company or open market purchases approved by the Board, or (ii) when, as the result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board, or any successor’s board, within two years of the last of such transactions (each such event, a “Change in Control”).

If a participant in the Severance Plan is terminated during the one-year period commencing on the date of a Change in Control by the Company, other than for Cause, or by a participant for Good Reason, such participant will be entitled to receive a lump sum cash payment equal to the sum of (i) to the extent not previously paid, his or her salary and any accrued paid time off through the date of termination, (ii) his or her Annual Bonus, prorated for the number of days he or she worked during the year in which the termination occurred, and (iii) 3.0 times the sum of (x) his or her Annual Bonus and (y) his or her Annual Base Salary. Participants will also generally be entitled to receive additional benefits, including the following: (i) accelerated vesting of any and all stock incentive awards, (ii) welfare benefits (including, without limitation, medical, dental, health, disability, individual life and group life insurance benefits) for the participant and his or her family for the one-year period following termination, (iii) payment by the Company of the full premium for continuation of insurance benefits under COBRA for up to 12 months following termination, (iv) payment by the Company of life insurance premiums for 12 months if the participant elects to convert any group term life insurance to an individual policy, and (v) payment by the Company of up to $15,000 in reasonable fees and costs charged by a nationally recognized outplacement firm.

Subject to certain exceptions, in the event that, upon or immediately after a Change in Control, a participant is offered a position with a title, responsibilities and compensation reasonably comparable to the title, responsibilities and compensation of such participant with the Company preceding the Change in Control at the successor to the Company, and the participant does not accept such position, the participant will not be entitled to any of the benefits described above. If the participant accepts such position, he or she will conclusively be deemed not to have been terminated. The Company has also adopted change of control severance plans applicable to all other employees of the Company.

For purposes of the Severance Plan, the terms, “Annual Base Salary,” “Annual Bonus,” “Cause” and “Good Reason” are defined as follows:

“Annual Base Salary” means an amount equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the executive by the Company in respect of the 12-month period immediately preceding the month in which a Change in Control occurs.

“Annual Bonus” means an amount equal to the annual bonus paid to the executive by the Company during the calendar year immediately preceding the year which contains the date on which a Change in Control occurs.

“Cause” means (a) the executive’s continued or deliberate neglect of his or her duties, (b) willful misconduct by the executive injurious to the Company, whether monetary or otherwise, (c) the executive’s violation of any code or standard of ethics generally applicable to employees of the Company, (d) the executive’s active disloyalty to the

54

Company, (e) the executive’s conviction of a felony, (f) the executive’s habitual drunkenness or drug abuse or (g) the executive’s excessive absenteeism unrelated to a disability (as defined in the Company’s long-term disability plan).

“Good Reason” means any action by the Company without the executive’s consent that results in any of the following: (a) a reduction of the executive’s annual salary to an amount which is materially less than the amount of the executive’s Annual Base Salary; (b) a material reduction in the executive’s duties with the Company, provided that a change in title or position shall not be “Good Reason” absent a material reduction in duties; or (c) a relocation of more than 50 miles from the executive’s workplace of 814 East Main Street, Richmond, Virginia 23219, without the consent of the executive.

2014 Omnibus Incentive Plan

In May 2014, the Board of Directors approved the 2014 Omnibus Incentive Plan (the "2014 Plan"), and in May 2015, the shareholders approved the 2014 Plan. The 2014 Plan permits the grant of awards of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards to any employee, officer, or director of the Company or an affiliate of the Company, a consultant or adviser currently providing services to the Company or an affiliate of the Company, or any other person whose participation in the 2014 Plan is determined by the Compensation Committee of the Board of Directors to be in the best interests of the Company.

In addition to the payments and benefits provided pursuant to the terms of the Severance Plan described above, the NEOs also receive additional benefits under the 2014 Plan upon a Change in Control as defined under the 2014 Plan. If the Company experiences a Change in Control in which outstanding awards will not be assumed or continued by the surviving entity: (i) all restricted stock and stock units will vest and the underlying shares will be delivered immediately before the Change in Control, and (ii) at the Compensation Committee’s discretion either (x) all options and SARs will become exercisable 15 days before the Change in Control and terminate upon the consummation of the Change in Control, or (y) all options, SARs, restricted stock and stock units will be canceled and cashed out in connection with the Change in Control for an amount in cash or securities having a value, in the case of restricted stock or stock units, equal to the formula or fixed price per share paid to the shareholders pursuant to such Change in Control and, in the case of options or SARs, equal to the product of the number of shares subject to such options or SARs multiplied by the amount, if any, by which the formula or fixed price per share paid to shareholders pursuant to such Change in Control exceeds the exercise price applicable to such shares. In the event the option exercise price or SAR exercise price of an award exceeds the price per share paid to shareholders in the Change in Control, such options and SARs may be terminated for no consideration. In the case of performance-based awards, if at least half of the performance period has lapsed, the Compensation Committee will determine the actual performance to date as of a date reasonably proximal to the date of the consummation of the Change in Control, and such level of performance will be treated as achieved immediately prior to the occurrence of the Change in Control. If less than half of the performance period has lapsed, or if actual performance is not determinable, the performance-based awards will be treated as though target performance has been achieved.

A Change in Control under the 2014 Plan means the occurrence of any of the following:

(a)
a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the voting stock of the Company, on a fully diluted basis;
(b)
individuals who, on the date on which the 2014 Plan was adopted, constitute the Board of Directors (together with any new directors whose election or nomination for election was approved by a vote of at least a majority of the members of such Board of Directors who either were members of such Board of Directors on the date on which the 2014 Plan was adopted or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the members of such Board of Directors then in office;
(c)
the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the voting stock of the Company immediately prior to such

55

transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person in such merger or consolidation transaction immediately after such transaction;
(d)
there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or
(e)
the stockholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

In March 2024, the Board approved the 2024 Omnibus Incentive Plan (the "2024 Plan"), and in May 2024, the shareholders approved the 2024 Plan terminating the 2014 Plan, with respect to any Common Shares that were not subject to any outstanding awards under the plan. Furthermore, no additional awards were made under the 2014 Plan, but the terms and conditions of any outstanding awards granted under the 2014 Plan were not affected. The termination of the 2014 Plan did not impact any rights or obligations under, or the terms of, awards previously made under the 2014 Plan. Upon termination of the 2014 Plan on May 23, 2024, approximately 1.1 million shares were subject to outstanding awards (which included an estimated number of Common Shares based on “target” performance with respect to February 2024 awards authorized under the 2014 Plan in February 2024, which were outstanding but not yet earned under the 2014 Plan). As of March 21, 2025, the remaining outstanding awards under the 2014 Plan consisted of 242,854 restricted shares that will vest December 12, 2025, and 75,962 fully vested deferred stock units under the Director Deferral Program, which does not include shares issuable in the future due to future dividends earned on these fully vested deferred stock units.

2024 Omnibus Incentive Plan

The 2024 Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash awards to any employee, officer, or director of the Company or an affiliate of the Company, a consultant or adviser currently providing services to the Company or an affiliate of the Company, or any other person whose participation in the 2024 Plan is determined by the Compensation Committee to be in the best interests of the Company. A total of Seven Million Two Hundred Fifty Thousand (7,250,000) shares were reserved for issuance pursuant to the 2024 Plan, and any of the shares available for issuance under the 2024 Plan may be used for any type of award under the 2024 Plan. Each award granted under the 2024 Plan will be evidenced by an agreement or notice that sets forth the terms and conditions of the award as determined by the Compensation Committee. As of December 31, 2024, there were approximately 7.2 million common shares available for issuance under the 2024 Plan.

No Tax Gross-Up Payments

The Company does not provide, and no NEO is entitled to receive, any tax gross-up payments in connection with his or her compensation or severance provided by the Company.

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Potential Payments upon Termination or Change in Control

The compensation payable to the Company’s NEOs upon (i) termination of the executive without Cause or by the executive for Good Reason within one year of a Change in Control pursuant to the Severance Plan and (ii) a Change in Control, regardless of a corresponding termination, pursuant to the 2014 Plan (which governs the outstanding awards as of December 31, 2024) is, in each case, set forth above in the section titled “Compensation Plans.” The compensation payable to the NEOs upon such terminations or Change in Control will be paid in a single lump sum. All of the benefits payable upon termination pursuant to the Severance Plan are conditioned upon the executive’s execution of a general release of claims.

The following table summarizes the cash payments and estimated equivalent cash value of benefits that would have been provided to the NEOs under the terms of the 2014 Plan and the Severance Plan upon a termination or Change in Control as of December 31, 2024, and thus reflects amounts earned through such time and estimates of the amounts which would be paid to the NEO as of December 31, 2024. The actual amounts to be paid can only be determined at the time of the termination or Change in Control.

	Termination	No Termination
Name/Payment of Benefit	Without Cause/ For Good Reason Upon or Within One Year of a Change in Control	Change in Control (1)
Justin G. Knight
Cash Severance	$31,212,959	$—
Acceleration of Equity Awards	3,840,838	3,840,838
Acceleration of Cash Awards		1,315,556
Nelson G. Knight
Cash Severance	13,106,021	—
Acceleration of Equity Awards	1,603,757	1,603,757
Acceleration of Cash Awards	—	549,319
Elizabeth S. Perkins
Cash Severance	12,569,497	—
Acceleration of Equity Awards	1,588,345	1,588,345
Acceleration of Cash Awards	—	544,037
Karen C. Gallagher
Cash Severance	12,461,347	—
Acceleration of Equity Awards	1,480,395	1,480,395
Acceleration of Cash Awards	—	507,064
Rachel S. Labrecque
Cash Severance	8,620,526	—
Acceleration of Equity Awards	969,302	969,302
Acceleration of Cash Awards	—	332,006
(1)
Amounts assume that equity and cash awards under the 2014 Plan are not assumed or continued by the surviving entity in the Change in Control and, therefore, that such awards accelerate and vest in full based on actual performance upon the Change in Control.

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Equity Compensation Plan Information

The Company’s Board of Directors adopted and the Company’s shareholders approved the 2024 Plan, which provides for the issuance of up to 7.25 million Common Shares, subject to adjustments, to employees, officers, and directors of the Company or affiliates of the Company, consultants or advisers currently providing services to the Company or affiliates of the Company, and any other person whose participation in the 2024 Plan is determined by the Compensation Committee to be in the best interests of the Company. The Company’s Board of Directors previously adopted, and the Company’s shareholders approved, the 2014 Plan, which similarly provided for the issuance of Common Shares. In May 2024, the 2014 Plan was terminated effective upon shareholder approval of the 2024 Plan, and no further grants can be made under the 2014 Plan, provided however, that the termination did not affect any outstanding incentive awards previously issued under the 2014 Plan.

The Company’s Board of Directors previously adopted, and the Company’s shareholders approved, the Directors’ Plan to provide incentives to attract and retain directors. In May 2015, the Directors’ Plan was terminated effective upon the Listing, and no further grants could be made under the Directors’ Plan, provided however, that the termination did not affect any outstanding director option awards previously issued under the Directors’ Plan. All outstanding option awards under the Directors’ Plan expired in 2024.

The following is a summary of securities issued under the Company’s equity compensation plans as of December 31, 2024:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (3)
Equity compensation plans approved by security holders	80,563	$—	7,945,177
Equity compensation plans not approved by security holders	—	—	—
Total equity compensation plans	80,563	$—	7,945,177

(1)
Consists of 80,563 fully vested deferred stock units, including quarterly dividends earned, under the Director Deferral Program that are not included in the calculation of the weighted-average exercise price of outstanding options.
(2)
As of December 31, 2024, there are no outstanding exercisable securities therefore, there is no weighted-average exercise price of outstanding securities.
(3)
Includes 7,248,900 shares available under the 2024 Plan and an estimated 696,277 shares as of December 31, 2024, that were subject to outstanding awards (which includes an estimated number of Common Shares based on “target” performance with respect to February 2024 awards authorized under the 2014 Plan in February 2024, which were outstanding but not yet earned) under the 2014 Plan which was terminated in May 2024 upon shareholder approval of the 2024 Plan.

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PAY RATIO DISCLOSURE

Presented below is the ratio of the annual total compensation of the Company’s Chief Executive Officer to the annual total compensation of the Company’s median employee (excluding the Chief Executive Officer). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

For the fiscal year ended December 31, 2024, the annual total compensation of the median employee of the Company was $183,403. For the fiscal year ended December 31, 2024, the annual total compensation of the Chief Executive Officer, as reported in the “Total” column of the Summary Compensation Table above in the section titled “Executive Compensation—Summary Compensation Table,” was $5,788,558. For 2024, the annual total compensation of the Chief Executive Officer was 31.6 times that of the annual total compensation of the median employee.

The median employee of the Company was determined by finding the employee with the median total compensation for the fiscal year ended December 31, 2024, based on total gross taxable compensation for 2024. The Company did not apply any cost-of-living adjustments as part of the calculation. The Company selected the median employee based on the 64 full-time, part-time and temporary workers who were employed by the Company at December 31, 2024 (excluding the Chief Executive Officer). This is the same methodology used by the Company in the 2024 Proxy Statement for the fiscal year ended December 31, 2023.

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PAY VERSUS PERFORMANCE

This Pay Versus Performance section is not deemed filed with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The following table sets forth information concerning the compensation actually paid to the Company's CEO and to its other NEOs compared to Company performance for the years ended December 31, 2024, 2023, 2022, 2021 and 2020. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEO’s pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see Compensation Discussion and Analysis beginning on page 38. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)	Total Shareholder Return (4)(5)	Peer Group Total Shareholder Return (5)(6)	Net Income (Loss)	Company Selected Measure: MFFO per share (7)
2024	$5,788,558	$6,329,286	$2,418,163	$2,613,216	$115.39	$91.43	$214,064,469	$1.61
2023	6,973,468	8,961,817	2,795,266	3,536,160	116.88	93.49	177,488,702	1.60
2022	6,736,235	7,792,417	2,594,045	2,949,383	104.13	74.05	144,804,963	1.53
2021	6,092,030	8,045,665	2,199,306	2,927,328	101.73	89.23	18,827,539	0.93
2020	3,914,027	3,677,980	1,450,701	1,743,731	81.11	76.52	(173,206,725)	0.09

(1)
The principal executive officer ("PEO") for 2024, 2023, 2022, 2021 and 2020 was Justin G. Knight, Chief Executive Officer of the Company.
(2)
Compensation actually paid is based on the total compensation measure included in the Summary Compensation Table ("SCT") on page 51, with the following adjustments made to the amounts disclosed for equity awards.

(note 2, continued)
Adjustments for PEO	2024	2023	2022	2021	2020
Amounts reported under "Share Awards" in the SCT	$(3,542,401)	$(4,323,874)	$(4,133,501)	$(3,636,740)	$(3,330,589)
For awards granted in the covered fiscal year:
Fair value of awards outstanding and unvested as of covered fiscal year-end	3,590,421	5,929,077	5,215,244	5,378,614	2,634,188
For awards granted in prior years:
Change in fair value from prior year- end to vesting date for awards granted prior to covered fiscal year that vested during covered fiscal year	(29,209)	20,828	(97,097)	152,598	6,487
Add the dollar value of any dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of the award	521,917	362,318	71,536	59,163	453,868
Total Adjustments for PEO	$540,728	$1,988,349	$1,056,182	$1,953,635	$(236,046)

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Adjustments for the Average of Other NEOs	2024	2023	2022	2021	2020
Amounts reported under "Share Awards" in the SCT	$(1,300,863)	$(1,557,008)	$(1,433,190)	$(1,159,051)	$(1,036,802)
For awards granted in the covered fiscal year:
Fair value of awards outstanding and unvested as of covered fiscal year-end	1,318,496	2,135,034	1,808,257	1,714,196	1,293,577
For awards granted in prior years:
Change in fair value from prior year- end to covered fiscal year-end for awards granted prior to covered fiscal year and outstanding and unvested at covered fiscal year-end	-	-	(11,575)	101,363	-
Change in fair value from prior year- end to vesting date for awards granted prior to covered fiscal year that vested during covered fiscal year	(10,520)	7,211	(30,953)	51,531	513
Add the dollar value of any dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of the award	187,940	155,657	22,799	19,982	35,742
Total Adjustments for the Average of Other NEOs	$195,053	$740,894	$355,338	$728,021	$293,030

(3)
The non-PEO NEOs ("average other NEOs") are the following for each year disclosed. 2024, 2023, 2022 and 2021: Nelson G. Knight, President, Real Estate and Investments; Elizabeth S. Perkins, Senior Vice President and Chief Financial Officer; Karen C. Gallagher, Senior Vice President and Chief Operating Officer; and Rachel S. Labrecque, Senior Vice President and Chief Accounting Officer; and 2020: Nelson G. Knight; Ms. Perkins; Ms. Gallagher; and Matthew P. Rash, Senior Vice President, Chief Legal Officer and Secretary.
(4)
Total shareholder return measures the benefit to shareholders of holding the Company's Common Shares over a period of time, including the change in the share price as well as the reinvestment of dividends during the same period of time.
(5)
For each fiscal year in the table, the amount included for the Company and its peer group is the cumulative total shareholder return as of the end of that year. The measurement period begins with the market close on the last trading day before the earliest fiscal year in the table (December 31, 2019), through and including the end of the Company's last completed fiscal year (December 31, 2024).
(6)
Total shareholder return relative to a peer group measures the benefit to shareholders of holding the Company's Common Shares relative to that of its peer companies over a period of time, including the change in the share price as well as the reinvestment of dividends during the same period of time. It is used as a metric within the annual incentive program for all years presented in the table above. In February 2024, the Compensation Committee approved a new total shareholder return peer group, starting with the 2024 incentive compensation plan, to include Chatham Lodging Trust, DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., Park Hotels & Resorts Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc. and Xenia Hotels & Resorts, Inc. In the previous year, 2023, the Company's peer group consisted of Ashford Hospitality Trust, Inc., Chatham Lodging Trust, RLJ Lodging Trust and Summit Hotel Properties, Inc. The update to the total shareholder return peer group was done to more closely align the members with the peer group used for evaluating, benchmarking and setting compensation for the Company's incentive compensation plans. This new peer group includes peers with a similar market capitalization and are in a similar industry to the Company which ultimately provides a more relevant comparison of the Company's performance relative to its peers. The "Peer Group Total Shareholder Return" column in the above table is calculated based on the Company's 2024 peer group. Refer to the table

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below for a comparison of the cumulative total shareholder return results between the Company, the 2024 peer group and the 2023 peer group.

(note 6, continued)
	Value of Initial Fixed $100 Investment Based On:
Year	The Company's Total Shareholder Return	2024 Peer Group Total Shareholder Return	2023 Peer Group Total Shareholder Return
2024	$115.39	$91.43	$44.65
2023	116.88	93.49	47.36
2022	104.13	74.05	50.94
2021	101.73	89.23	60.62
2020	81.11	76.52	55.73

(7)
MFFO per share - The Company used MFFO, as defined and reconciled to audited GAAP net income (loss) for each year included in the table above within Exhibit 1, and divided it by the Company’s weighted average Common Shares outstanding for the year ended December 31, 2024, 2023, 2022, 2021 and 2020, respectively. FFO is a predominant measure of operating performance used by real estate investment trusts and the Company reports the measure in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, and makes certain adjustments to this measure to present MFFO as a supplemental measure of operating performance in its earnings releases, financial presentations and SEC filings. As noted above in “Compensation Discussion and Analysis—Elements of Executive Compensation," for the 2024 annual incentive compensation plan, MFFO per share made up 7.5% of the total weighting for the annual incentive compensation award. No other operational performance goal or metric had a greater weighting.

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Relationship Between Pay and Performance

The following charts show the relationship of the compensation actually paid to the Company's NEOs in comparison to total shareholder return, peer group shareholder return, net income (loss) and MFFO per share.

Compensation Actually Paid versus Total Shareholder Return $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 $9,000,000 $ 2020 2021 2022 $120.00 $100.00 $80.00 $60.00 $40.00 $20.00 $ PEO Actual Pay Avg. Other NEO Actual Pay TSR Peer Group TSR Total Shareholder Return

Compensation Actually Paid versus Total Shareholder Return
Compensation Paid (in thousands)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Total Shareholder Return
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
2023
2024
PEO Actual Pay
Avg. Other NEO Actual Pay
Company TSR
Peer Group TSR

Compensation Actually Paid versus Net Income $1,000,000 $2,000,000 $3,000,000 $4,000,

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Compensation Actually Paid versus Net Income (Loss)
Compensation Paid (in thousands)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Net Income (Loss) (in thousands)
$250,000
$200,000
$150,000
$100,000
$50,000
$-
$(50,000)
$(100,000)
$(150,000)
$(200,000)
2020
2021
2022
2023
2024
PEO Actual Pay
Avg. Other NEO Actual Pay
Net Income (Loss)

Compensation Actually Paid versus MFFO Per Share Modified FFO Per Share$1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 $9,000,000 $ 2020 2021 2022 $ $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 Net Income $ PEO Actual Pay Avg. Other NEO Actual Pay Modify FFO Per Share

Compensation Actually Paid versus MFFO Per Share
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation Paid (in thousands)
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$-
MFFO Per Share
2020
2021
2022
2023
2024
PEO Actual Pay
Avg. Other NEO Actual Pay
MFFO Per Share

The compensation structure for the Company's NEOs is specifically designed so that a significant portion of their total compensation is incentive based and directly aligns their interests with those of the Company's shareholders. The table and charts above show that the compensation actually paid to the Company's NEOs is closely aligned with shareholder value. During all five years, the compensation actually paid to the PEO and non-PEOs was greater than the

64

summary compensation table total as a result of higher total shareholder return performance relative to peers on a long-term basis and total operational based equity awards that were earned at or above target.

The following are the most important financial performance measures used by the Company in its determination of incentive compensation:

•
Total shareholder return (1-, 2- and 3-year returns)
•
Total shareholder return relative to peer group (1-, 2- and 3-year returns)
•
MFFO per share (as defined within Exhibit 1)

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PROPOSAL 4. APPROVAL OF THE APPLE HOSPITALITY REIT, INC. EMPLOYEE STOCK PURCHASE PLAN

The Company is requesting that shareholders approve the Apple Hospitality REIT, Inc. Employee Stock Purchase Plan (the “ESPP”), which was approved by the Company's Board, subject to shareholder approval. The ESPP is being submitted for approval by the shareholders at the Annual Meeting. The Company believes that the ESPP will provide a key benefit to eligible employees. In particular, the ESPP provides a convenient way for the Company's employees to purchase Common Shares at a discounted price, which gives employees a vested interest in the Company's success and aligns their interests with that of the Company's shareholders. If approved by the shareholders, the ESPP will become effective on May 19, 2025.

Summary of the ESPP

The following is a summary of the material terms of the ESPP. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which is attached as Appendix A and incorporated herein by reference. Shareholders are encouraged to read the text of the ESPP in its entirety.

Purpose. The purpose of the ESPP is to provide an added incentive for eligible employees of the Company to promote the Company’s best interests by providing an opportunity to those employees to purchase Common Shares at below-market prices through payroll deductions. The ESPP (i) aligns the interests of the Company’s shareholders and eligible employees by increasing the proprietary interest of such employees in the Company’s growth and success, (ii) advances the interests of the Company by attracting, retaining, and rewarding eligible employees, and (iii) motivates eligible employees to act in the long-term best interests of the Company.

Administration. The ESPP will be administered by the Compensation Committee, which has the right to determine any questions which may arise regarding the interpretation and application of the provisions of the ESPP and to make, administer and interpret such rules and regulations as it deems necessary. Any determinations will be made by the Compensation Committee in its sole discretion and will be final and binding. The Compensation Committee is authorized from time to time to delegate some or all of its authority under the ESPP to a subcommittee or other individuals as it deems necessary, appropriate, or advisable.

The ESPP is not intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligibility. Any individual who is an active employee of the Company (or its designated subsidiaries) will be eligible to participate in the ESPP. As of April 3, 2025, approximately 64 employees would have been eligible to participate in the ESPP.

Shares Available for Issuance. If the ESPP is approved by the shareholders at the Annual Meeting, the maximum number of Common Shares that may be purchased under the ESPP will be 600,000 Common Shares, subject to adjustment for stock dividends, stock splits, spin-off, or combinations of stock. Common Shares purchased under the ESPP may be any combination of (i) authorized and unissued Common Shares, (ii) Common Shares purchased by the Company on the open market, or (iii) other Common Shares held by the Company as treasury shares.

Offering Periods. If approved by the Company's shareholders, the ESPP will be implemented and the first offering period will commence on a date determined by the Compensation Committee following shareholder approval of the ESPP. Initially, the ESPP will be implemented by consecutive six-month offering periods beginning on such dates determined by the Compensation Committee. The Compensation Committee may establish different offering periods. Common Shares are purchased on the last trading day of each offering period.

Participation in the Plan. Eligible employees become participants in the ESPP by executing and delivering to the Company an enrollment form in accordance with the procedures established by the Compensation Committee. The

66

enrollment form specifies the employee’s contribution percentage (which will be based on whole percentages of compensation and may not be less than 1%, or exceed 15%, of the participant’s base salary or wages) and authorizes the Company to make after-tax payroll deductions for the purchase of Common Shares under the ESPP.

A participant may discontinue his or her participation in the ESPP at any time up to ten business days before the last trading day in an offering period by delivering written notice to the Company and following any procedures established by the Compensation Committee. Upon a withdrawal from the ESPP during an offering period, all payroll deductions for the offering period will be returned to the participant. The participant may not re-elect to participate in the ESPP during the applicable offering period but may make a new election to participate in any future offering period. Unless the participant’s participation is discontinued, the purchase of Common Shares occurs automatically at the end of the offering period. Once an employee becomes a participant, he or she will automatically be enrolled in subsequent offering periods unless the employee withdraws from the ESPP or becomes ineligible to participate.

Purchase Price. The purchase price per share at which Common Shares are sold under the ESPP is no less than the lower of (i) 85% of the fair market value of such Common Shares on the first trading day of an offering period, or (ii) 85% of the fair market value of such Common Shares on the last trading day of the offering period. The fair market value of the Common Shares on a given date is the closing price per Common Share on the NYSE as of such date (provided that, if the Common Shares are publicly traded on more than one national stock exchange or national market system, the Compensation Committee shall designate the appropriate national stock exchange or national market system for purposes of the fair market value determination). As of the Record Date, the closing price of the Company's Common Shares reported on the NYSE was $13.33 per Common Share. Because employee participants may purchase the Company's Common Shares at a discount to the fair market value of its Common Shares, the value of the purchase of Common Shares under the ESPP is not currently determinable.

Delivery of Common Shares. On the last trading day of the offering period, the balance of a participant’s account under the ESPP will be applied to the purchase of the number of Common Shares determined by dividing the account balance by the purchase price, subject to limitations in the ESPP. No fractional Common Shares will be delivered under the ESPP, unless permitted by the Compensation Committee.

Common Share Purchase Limits. Under the ESPP, a participant’s payroll deductions during any calendar year may not exceed $25,000.

Termination of Employment; Disability; or Death. Upon the termination of a participant’s employment for any reason (other than death or disability), the participant will (i) immediately cease to participate in the ESPP and (ii) receive any amounts being held in his or her account. In the event of a participant’s termination of employment during an offering period due to death or disability, the participant or, in the case of his or her death, the participant’s heirs or estate or designated beneficiary may elect to receive the amount credited to the participant’s account or to have the account applied to the purchase of Common Shares at the end of the offering period.

Adjustment or Changes in Capitalization. In the event of any change in the outstanding Common Shares by reason of a nonreciprocal transaction between the Company and its stockholders (such as a stock split, stock dividend, rights offering or recapitalization through a large, nonrecurring cash dividend) affecting such Common Shares or the price of such Common Shares, the aggregate number of such Common Shares available under the ESPP, the maximum number of such Common Shares that each participant may purchase during an offering period or over a calendar year, and the per-share price used to determine the purchase price, will be appropriately adjusted in accordance with the determination made by the Compensation Committee.

Liquidation, Winding Up or Dissolution. Unless provided otherwise by the Compensation Committee, in the event of the proposed liquidation, winding up or dissolution of the Company, the offering period then in progress will be shortened. The Compensation Committee will set a new purchase date, which will result in the applicable offering period terminating immediately prior to the consummation of the proposed liquidation, winding up or dissolution.

Asset Sale, Merger or Consolidation. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another entity, each outstanding purchase right

67

under the ESPP will be assumed, continued, or an equivalent right to purchase Common Shares will be substituted, by the successor or resulting entity or a parent or subsidiary of such entity. If the outstanding purchase rights under the ESPP are not assumed, continued, or substituted in such a transaction, any offering period then in progress will be shortened by setting a new purchase date prior to the consummation of such transaction, and any offering period then in progress will end on the new purchase date.

Non-assignability. No rights or accumulated payroll deductions of a participant under the ESPP may be pledged, assigned, alienated, attached, sold or otherwise transferred for any reason during the lifetime of a participant (other than by will or the laws of descent and distribution). If a participant attempts to make such a transfer, the Compensation Committee may elect to treat such act as an election by the participant to withdraw funds from the offering period and no Common Shares will be purchased during such offering period by such participant.

Amendment and Termination of the Plan. The ESPP may be amended, modified, suspended, or terminated by the Compensation Committee for any reason subject to applicable laws, rules and regulations. However, to the extent necessary to comply with applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required. The ESPP shall terminate on the earlier of (i) the date the ESPP is terminated by the Compensation Committee and (ii) the date on which all purchase rights are exercised in connection with a change in control of the Company.

Registration with the SEC. If the shareholders approve the ESPP, the Company intends to file with the SEC a registration statement on Form S-8 covering the new Common Shares reserved for issuance under the ESPP as soon as reasonably practicable following approval.

Certain Federal Income Tax Consequences

The following is a brief description of federal income taxation upon employees and the Company under the ESPP. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences or the tax consequences arising in the context of the employee’s death.

The ESPP, and the right of participants to make purchases thereunder, is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, certain tax benefits available to participants in a Section 423 plan are not available under the ESPP.

For federal income tax purposes, a participant generally will not recognize taxable income on the grant of a purchase right under the ESPP and the Company will not be entitled to any deduction at such time. Upon the purchase of Common Shares under a purchase right, a participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the difference between the fair market value of the Common Shares on the purchase date and the purchase price paid for the Common Shares. A participant’s basis in Common Shares received upon purchase, which is used to determine the participant’s gain or loss on subsequent disposition of such Common Shares, in general, will be the fair market value of the Common Shares on the date of the purchase.

Upon the subsequent sale of the Common Shares as a result of a purchase right, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period following the date the Common Shares were purchased by the participant prior to disposing of them).

This is a general summary under current law of the material federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Certain types of taxes, such as, for example, state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary above does not discuss all aspects of federal

68

income taxation that may be relevant in light of a participant’s personal circumstances. Further, this summarized tax information is not tax advice and a participant in the ESPP should rely on the advice of his or her legal and tax advisors.

New Plan Benefits

The actual number of Common Shares that may be purchased under the ESPP by any individual (or any group of individuals) is not determinable as there are multiple variables, including, each employee’s voluntary election to participate, the amount of payroll contributions elected by each employee, and the fair market value of the Company's Common Shares at various future dates.

The affirmative vote of a majority of the votes cast will be necessary to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSAL.

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OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As discussed in “Corporate Governance—Share Ownership Guidelines,” the Company has adopted share ownership guidelines for its Board of Directors and executive officers. The determination of “beneficial ownership” for purposes of this Proxy Statement has been based on information reported to the Company and the rules and regulations of the Securities and Exchange Commission. References below to “beneficial ownership” by a particular person, and similar references, should not be construed as an admission or determination by the Company that Common Shares in fact are beneficially owned by such person.

The following table sets forth information regarding the beneficial ownership of the Company’s Common Shares as of March 21, 2025 (unless a different date is specified below) with respect to (a) each current director and director nominee, (b) each NEO, (c) all of the Company’s directors and executive officers as a group and (d) each person known by the Company to be the beneficial owner of greater than a 5% interest in the Company’s Common Shares. Unless otherwise indicated, all Common Shares are owned directly and the indicated person has sole voting and investment power, and the address of each named person is c/o Apple Hospitality REIT, Inc., 814 East Main Street, Richmond, Virginia 23219.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Directors and Executive Officers
Glenn W. Bunting	70,494	(2)	*
Jon A. Fosheim	85,447	(3)	*
Karen C. Gallagher	361,722	(4)	*
Kristian M. Gathright	992,044	(5)	*
Carolyn B. Handlon	22,363		*
Glade M. Knight	10,796,233	(4)(6)(7)	4.5%
Justin G. Knight	2,307,086	(4)(8)	*
Nelson G. Knight	1,289,986	(4)(9)	*
Rachel S. Labrecque	236,007	(4)(10)	*
Blythe J. McGarvie	61,048	(11)	*
Elizabeth S. Perkins	360,544	(4)	*
L. Hugh Redd	159,992	(12)	*
Howard E. Woolley	42,938	(13)	*
All directors and executive officers as a group (15 persons)	16,913,949	(14)	7.1%

More than Five Percent Beneficial Owners
BlackRock, Inc.	38,519,982	(15)	16.1%
The Vanguard Group, Inc.	34,338,408	(16)	14.4%
State Street Corporation	13,855,116	(17)	5.8%

* Less than one percent of class.

(1)
Based on 238,858,327 Common Shares outstanding as of the Record Date.
(2)
Includes 10,549 shares held by the spouse of Glenn W. Bunting.
(3)
Includes 30,534 deferred stock units held under the Non-Employee Director Deferral Program.
(4)
Includes restricted Common Shares subject to time vesting.
(5)
Includes 990,033 shares held through a revocable trust and 70 shares held by an immediate family member.
(6)
Includes 9,837,031 shares held in a limited liability company which is 99% owned by an irrevocable trust (the “Estate Planning Trust”) for the benefit of Glade M. Knight’s children and other descendants. Glade M. Knight is the manager and sole voting member of the limited liability company and continues to have the sole power to vote and the sole power to transfer the shares held by the limited liability company. Justin G. Knight and Nelson G. Knight are trustees of the Estate

70

Planning Trust. Each of Justin G. Knight and Nelson G. Knight disclaims beneficial ownership of the reported shares held in the limited liability company to the extent the shares reported exceed the reporting person’s pecuniary interest in such shares.
(7)
Includes 268,858 shares held by the spouse of Glade M. Knight.
(8)
Includes 304,504 shares held in a family limited partnership and 32,807 shares held in irrevocable trusts for the benefit of his children. Justin G. Knight disclaims beneficial ownership of the 304,504 shares held in a family limited partnership, except to the extent of his pecuniary interest therein; Justin G. Knight shares voting and dispositive control over such shares with Nelson G. Knight.
(9)
Includes 304,504 shares held in a family limited partnership and 37,601 shares held in irrevocable trusts for the benefit of his children. Nelson G. Knight disclaims beneficial ownership of the 304,504 shares held in a family limited partnership, except to the extent of his pecuniary interest therein; Nelson G. Knight shares voting and dispositive control over such shares with Justin G. Knight.
(10)
Includes 2,074 shares held by the spouse of Rachel S. Labrecque.
(11)
Includes 45,113 shares held in a trust.
(12)
Includes 24,738 deferred stock units held under the Non-Employee Director Deferral Program.
(13)
Includes 20,690 deferred stock units held under the Non-Employee Director Deferral Program.
(14)
Includes the Common Shares beneficially owned as of March 21, 2025 of all persons serving as directors and executive officers as of the date of this Proxy Statement.
(15)
Based upon a Statement on the most recently filed Schedule 13G/A, filed on January 22, 2024 with the SEC, BlackRock, Inc. has sole voting power with respect to 37,720,650 Common Shares and sole dispositive power with respect to 38,519,982 Common Shares. Blackrock, Inc. further reported that it is the parent holding company for certain persons or entities that have acquired the Company’s Common Shares and that are listed in that Schedule 13G/A. The address of BlackRock, Inc., as reported by it in the Schedule 13G/A, is 50 Hudson Yards, New York, NY 10001.
(16)
Based upon a Statement on the most recently filed Schedule 13G/A, filed on February 13, 2024 with the SEC, The Vanguard Group, Inc. has sole voting power with respect to zero Common Shares, shared voting power with respect to 321,032 Common Shares, sole dispositive power with respect to 33,785,548 Common Shares and shared dispositive power with respect to 552,860 Common Shares. The address of The Vanguard Group, Inc., as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.
(17)
Based upon a Statement on the most recently filed Schedule 13G, filed on January 29, 2024 with the SEC, State Street Corporation has sole voting power with respect to zero Common Shares, shared voting power with respect to 10,936,541 Common Shares, sole dispositive power with respect to zero Common Shares and shared dispositive power with respect to 13,833,016 Common Shares. The address of State Street Corporation, as reported by it in the Schedule 13G, is 1 Congress Street, Suite 1, Boston, MA 02114.

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CERTAIN RELATIONSHIPS AND AGREEMENTS

The Company has engaged in, and is expected to continue to engage in, transactions with related parties. These transactions cannot be construed to be at arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties. The Company’s independent members of the Board of Directors are responsible for overseeing and annually reviewing the Company’s related party relationships (including the relationships discussed in this section) and are required to approve any significant modifications to the existing relationships, as well as any new significant related party transactions. The Board of Directors is not required to approve each individual transaction that falls under the related party relationships. However, under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.

Glade M. Knight, the Company’s Executive Chairman, owns Apple Realty Group, Inc. (“ARG”), which receives support services from the Company and reimburses the Company for the cost of these services as discussed below. Mr. Knight is also currently a partner and the Chief Executive Officer of Energy 11 GP, LLC and Energy Resources 12 GP, LLC, which are the respective general partners of Energy 11, L.P. and Energy Resources 12, L.P., each of which receives support services from ARG. As an executive officer of the Company, Mr. Knight’s total annual compensation in 2024, 2023 and 2022 was $1,451,238, $1,645,121 and $1,588,476, respectively, calculated in accordance with the determination of compensation in the Summary Compensation Table in the section titled “Executive Compensation—Summary Compensation Table” above.

Cost Sharing with Related Entities

The Company provides support services, including the use of the Company’s employees and corporate office, to ARG and is reimbursed by ARG for the cost of these services. Under this cost sharing structure, amounts reimbursed to the Company include both compensation for personnel and office-related costs (including office rent, utilities, office supplies, etc.) used by ARG. The amounts reimbursed to the Company are based on the actual costs of the services and a good faith estimate of the proportionate amount of time incurred by the Company’s employees on behalf of ARG. Total reimbursed costs allocated by the Company to ARG for 2024 totaled approximately $1.5 million.

As part of the cost sharing arrangement, certain day-to-day transactions may result in amounts due to or from the Company and ARG. To efficiently manage cash disbursements, the Company or ARG may make payments for the other company. Under this cash management process, each company may advance or defer up to $1 million at any time. Each quarter, any outstanding amounts are settled between the companies. This process allows each company to minimize its cash on hand and reduces the cost for each company. The amounts outstanding at any point in time are not significant to either of the companies. As of December 31, 2024, total amounts due from ARG for reimbursements under the cost sharing structure totaled approximately $0.5 million.

The Company, through its wholly-owned subsidiary, Apple Air Holding, LLC, owns a Learjet used primarily for acquisition, asset management, renovation, investor, corporate and public relations and other business purposes. The aircraft is also leased to affiliates of the Company based on third party rates, which leasing activity was not significant during 2024. From time to time, the Company utilizes aircraft, owned by an entity which is owned by the Company’s Executive Chairman (the "Affiliated Aircraft"), for acquisition, asset management, renovation, investor, corporate and public relations and other business purposes, and reimburses this entity at third party rates. Total costs incurred for the Company's use of the Affiliated Aircraft during 2024 were less than $0.1 million.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

The enclosed proxy is solicited by the Board of Directors of Apple Hospitality REIT, Inc. for the Annual Meeting of Shareholders to be held at the Courtyard New York World Trade Center Area, located at 100 Greenwich Street, New York, New York 10006, on Monday, May 19, 2025 at 4:00 p.m., Eastern Time. Your proxy may be revoked at any time before being voted at the Annual Meeting, either by a written notice of revocation that is received by the Company before the Annual Meeting or by conduct that is inconsistent with the continued effectiveness of the proxy, such as delivering another proxy with a later date or attending the Annual Meeting and voting in person.

Unless your proxy indicates otherwise, all shares represented by a proxy that you sign and return will be voted "FOR" the nominees listed in proposal 1, "FOR" proposals 2, 3 and 4, and in accordance with the best judgment of the proxy holders for any other matters properly brought before the Annual Meeting.

Record holders of the Company’s Common Shares at the close of business on March 21, 2025 are entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement, the Company’s Annual Report, and the proxy card are first being made available, and the Notice of Internet Availability is first being mailed, to shareholders on or about April 3, 2025.

As permitted by the rules of the SEC, the Company is making this Proxy Statement and its Annual Report available to its shareholders electronically via the Internet. The Company believes that this process expedites receipt of its proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Annual Meeting. If you received the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice of Internet Availability also instructs you on how you may submit your proxy over the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting printed materials contained in the Notice of Internet Availability.

At the close of business on the Record Date, a total of 238,858,327 Common Shares were issued and outstanding and entitled to vote on all matters, including those to be acted upon at the Annual Meeting. Each Common Share is entitled to one vote. The presence in person or by proxy of a majority of the Common Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

In the event that a quorum is not present at the Annual Meeting, it is expected the meeting will be adjourned or postponed in order to solicit additional proxies.

The Company is furnishing its Proxy Statement, proxy and the Annual Report to you electronically via the Internet, instead of mailing printed copies of those materials to each shareholder. The Company has sent to its shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access its proxy materials on the Internet, how to request and receive a paper copy of the Proxy Statement, Annual Report and proxy for the Annual Meeting and future meetings of shareholders, and how to vote online at www.proxyvote.com. Shareholders can also call 1-800-579-1639 to request proxy materials or 1-800-690-6903 to vote by telephone. Additionally, this Proxy Statement and the Annual Report are available at https://materials.proxyvote.com/03784Y. Please read the enclosed information carefully before submitting your proxy.

Information: The Notice of Internet Availability, this Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about April 3, 2025. Copies of this Proxy Statement, the Company’s proxy card and its Annual Report on Form 10-K are available at https://materials.proxyvote.com/03784Y.

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Solicitation of Proxies

The Company will be responsible for the costs of the solicitation set forth in this Proxy Statement. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of Common Shares. In addition to soliciting proxies by mail, certain of the Company’s directors, officers and employees may solicit proxies by telephone, personal contact, or other means of communication. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to directors, officers and employees of the Company in connection with the solicitation. Any questions or requests for assistance regarding this proxy solicitation may be directed to the Company by telephone at (804) 344-8121, Attention: Investor Relations, or your bank, broker or other custodian that holds your shares. You may revoke a previously delivered proxy by delivering written notice of revocation to the Secretary of the Company, or by submitting a later dated proxy by Internet, telephone or a duly executed paper ballot at any time before the proxy is voted at the Annual Meeting. The Company will honor the latest vote received. Proxy holders will vote shares represented by written proxies, if properly signed and returned to the Secretary, in accordance with instructions of the shareholders. If you are a beneficial owner of shares, you may revoke or change your voting instructions by contacting your broker, bank or other nominee and following their instructions.

OTHER MATTERS

Other Matters for the 2025 Annual Meeting of Shareholders

Management knows of no matters, other than those stated above, that are likely to be brought before the Annual Meeting. However, if any matters that are not currently known properly come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Common Shares represented by such proxy on such matters in accordance with their best judgment.

Matters to be Presented at the 2026 Annual Meeting of Shareholders

Any qualified shareholder who wishes to make a proposal to be acted upon next year at the 2026 Annual Meeting of Shareholders must submit such proposal for inclusion in the Proxy Statement and proxy card to the Company at its principal office at 814 East Main Street, Richmond, Virginia 23219, by no later than December 1, 2025.

In addition, the Company’s bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s Proxy Statement or nominees to the Board, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company (i) on or after February 1st and before March 1st of the year in which the meeting will be held, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1st or later than May 31st in such year. The notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, assuming the Company’s 2026 Annual Meeting is held in May 2026, to be presented at such Annual Meeting, a shareholder proposal must be received by the Company on or after February 1, 2026 but no later than February 28, 2026.

In addition to satisfying the foregoing advance notice requirements under the Company's bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

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Householding of Proxy Materials

Some banks, brokers and other record holders of Common Shares may participate in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of the Company’s Proxy Statement, annual report or Notice of Internet Availability may be sent to multiple shareholders in each household. The Company will promptly deliver a separate copy of any of those documents to you if you write to the Company at Apple Hospitality REIT, Inc., 814 East Main Street, Richmond, Virginia 23219, Attn: Kelly Clarke, Investor Relations Department or call (804) 344-8121. If you want to receive separate copies of the Company’s Proxy Statement, annual report or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should send your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-866-540-7095) or you may contact the Company at the above address or telephone number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON May 19, 2025

This Proxy Statement and the Annual Report are available at https://materials.proxyvote.com/03784Y. In addition, shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

By Order of the Board of Directors,

Matthew P. Rash

Secretary

April 3, 2025

THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY VOTING TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY PROMPTLY TRANSMITTING YOUR VOTING INSTRUCTIONS ONLINE OR BY PHONE OR BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.

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EXHIBIT 1. Non-GAAP Financial Measures

Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles ("GAAP") of non-GAAP financial measures, MFFO, Adjusted EBITDAre and Comparable Hotels Adjusted EBITDA, are included below.

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified Funds from Operations (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; and Comparable Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs.

The Company calculates and presents FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company

76

presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company's audited GAAP net income (loss) to MFFO for the years ended December 31, 2024, 2023, 2022, 2021 and 2020 (in thousands).

	Year Ended December 31,
	2024	2023	2022	2021	2020
Net income (loss)	$214,064	$177,489	$144,805	$18,828	$(173,207)
Depreciation of real estate owned	187,555	180,185	178,641	179,275	192,346
Gain on sale of real estate	(19,744)	-	(1,785)	(3,596)	(10,854)
Impairment of depreciable real estate	3,055	5,644	26,175	10,754	5,097
Funds from operations	384,930	363,318	347,836	205,261	13,382
Amortization of finance ground lease assets	3,038	3,038	3,038	5,178	6,433
Amortization of favorable and unfavorable operating leases, net	408	383	396	393	442
Non-cash straight-line operating ground lease expense	135	145	154	169	180
Modified funds from operations	$388,511	$366,884	$351,424	$211,001	$20,437

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by Nareit, which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from the non-hotel property from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels.

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The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA for the year ended December 31, 2024 (in thousands).

Year Ended December 31,
2024
Net income	$214,064
Depreciation and amortization	190,603
Amortization of favorable and unfavorable operating leases, net	408
Interest and other expense, net	77,748
Income tax expense	947
EBITDA	483,770
Gain on sale of real estate	(19,744)
Impairment of depreciable real estate	3,055
EBITDAre	467,081
Non-cash straight-line operating ground lease expense	135
Adjusted EBITDAre	467,216
General and administrative expense	42,542
Adjusted EBITDAre from non-hotel property (1)	(214)
Adjusted Hotel EBITDA	$509,544
(1)
Non-hotel property only includes the results of one hotel in New York, New York that is leased to a third-party hotel operator.

Comparable Hotels is defined as the 219 hotels owned and held for use by the Company as of December 31, 2024, and excludes one non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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The following table reflects a reconciliation of actual results to results from Comparable Hotels for the year ended December 31, 2024 (in thousands).

Year Ended December 31,
2024
Comparable Hotels Total Revenue	$1,413,801
Comparable Hotels Total Operating Expenses	905,192
Comparable Hotels Adjusted Hotel EBITDA	$508,609
Comparable Hotels Adjusted Hotel EBITDA Margin %	36.0%

Reconciliation to Actual Results

Total Revenue (Actual)	$1,431,468
Revenue from acquisitions prior to ownership	4,775
Revenue from dispositions/assets held for sale	(17,280)
Revenue from non-hotel property	(5,162)
Comparable Hotels Total Revenue	1,413,801

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$509,544
AHEBITDA from acquisitions prior to ownership	1,882
AHEBITDA from dispositions/assets held for sale	(2,817)
Comparable Hotels AHEBITDA	$508,609

The following tables reflect certain operating statistics for the Company’s actual results and Comparable Hotels, respectively, as of December 31, 2024 and 2023. Average Daily Rate (“ADR”) is calculated as room revenue divided by the number of rooms sold, and revenue per available room (“RevPAR”) is calculated as occupancy multiplied by ADR.

	Year Ended December 31,
	2024	2023	% Change
ADR (Actual)	$158.01	$155.76	1.4%
Occupancy (Actual)	75.0%	74.2%	1.1%
RevPAR (Actual)	$118.54	$115.60	2.5%

	Year Ended December 31,
	2024	2023	% Change
ADR (Comparable Hotels)	$158.94	$158.09	0.5%
Occupancy (Comparable Hotels)	75.1%	74.4%	0.9%
RevPAR (Comparable Hotels)	$119.36	$117.67	1.4%

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Appendix A

APPLE HOSPITALITY REIT, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Adopted [●])

1.
Purpose. The purpose of the Apple Hospitality REIT, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase shares of Stock of the Company. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
2.
Definitions.
(a)
“Administrator” means one or more of the Company’s officers or management team appointed by the Committee to administer the day-to-day operations of the Plan. As of the Effective Date, the Committee has appointed each of the Company’s Chief Accounting Officer and Chief Financial Officer as an Administrator, either of whom may act. Except as otherwise provided in the Plan, the Committee may assign any of its administrative tasks to the Administrator.
(b)
“Board” means the Board of Directors of the Company.
(c)
“Change in Control” means the occurrence of any of the following:
i.
a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of any Stock ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body, including, without limitation, the common stock, no par value, of the Company (“Voting Stock”), on a fully diluted basis calculated as follows: as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Stock or indebtedness, exchangeable Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination;

ii.
individuals who on the Effective Date constitute the Board (together with any new directors whose election by such Board or whose nomination by such Board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Board then in office who either were members of such Board on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office;

A-i

iii.
Company consolidates with, or merges with or into, any individual, corporation, partnership, limited liability company, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, or any such individual or entity consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving individual or entity in such merger or consolidation transaction immediately after such transaction;

iv.
there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or

v.
the stockholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

The Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(d)
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
(e)
“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.
(f)
“Company” means Apple Hospitality REIT, Inc.
(g)
“Compensation” means base wages and salary but exclusive of overtime pay and regularly paid wage premiums (such as evening or shift premiums), commissions, income from stock options or equity compensation awards, bonuses and other compensation, unless otherwise determined by the Committee.
(h)
“Designated Subsidiary” means any Subsidiary selected by the Committee.
(i)
“Disability” means the inability of a Participant to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character, or which can be expected to last for a continuous period of not less than 12 months (or as otherwise determined by the Administrator).
(j)
“Effective Date” shall mean May 19, 2025.

A-ii

(k)
“Eligible Employee” means any individual who is treated as an active employee in the records of the Company or any Designated Subsidiary, regardless of any subsequent reclassification by the Company or by any Designated Subsidiary, any governmental agency, or any court. The Committee, in its discretion, from time to time may, prior to an Offering Date for a particular Offering and for all purchase rights to be granted on such Offering Date under such Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she customarily works not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Committee in its discretion). The employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence or authorizes a leave period of more than three (3) months. The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company and Designated Subsidiaries.
(l)
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law thereto, and the regulations promulgated thereunder.
(m)
“Fair Market Value” means, with respect to the shares of Stock, as of any date, (i) the closing per-share sales price of a share of Stock (A) as reported by the NYSE composite tape for such date (provided that, if the shares of Stock are publicly traded on more than one national stock exchange or national market system, the Committee shall designate the appropriate national stock exchange or national market system for purposes of the Fair Market Value determination) or (B) if the shares of Stock are no longer listed on the NYSE but are listed on any other national stock exchange or national market system, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or, with respect to each of clauses (A) and (B), if there is no reported price on such date, the closing per-share sales price on the next preceding day on which any sale of Stock shall have been reported, or, (ii) in the event there shall be no public market for the shares of Stock on such date, the fair market value of a shares of Stock as determined in good faith by the Committee upon the reasonable application of a reasonable valuation method.
(n)
“NYSE” means the New York Stock Exchange.
(o)
“Offering” means an offer under the Plan of a purchase right that may be exercised during an Offering Period as further described in Section 2(q). For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries will participate.
(p)
“Offering Date” means the first Trading Day of each Offering Period.
(q)
“Offering Period” means a period of six (6) months during which a purchase right granted pursuant to the Plan may be offered, or such different period for the offer of the purchase right as may be established by the Committee. In no event shall an Offering Period exceed 27 months. The duration and timing of Offering Periods may be changed pursuant to Section 4.
(r)
“Parent” means a “parent corporation” of the Company whether now or hereinafter existing as defined in Section 424(e) of the Code.

A-iii

(s)
“Participant” means any Eligible Employee who participates in the Plan as described in Section 3.
(t)
“Participation Election” means any written agreement, enrollment form, contract or other instrument or document (in each case in paper or electronic form) evidencing that an Eligible Employee has elected to become a Participant in the Plan, which may, but need not, require execution by a Participant.
(u)
“Purchase Date” means the last Trading Day of each Offering Period.
(v)
“Purchase Price” means a per-Share amount to be paid by a Participant to purchase a Share on the Purchase Date. Such Purchase Price shall be established in the manner specified by the Committee from time to time, and in effect thereafter unless otherwise changed by the Committee, for each Offering prior to an Offering Period and shall be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date for the relevant Offering Period or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date for the relevant Offering Period. Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 15.
(w)
“Stock” means the common shares of the Company or such other security of the Company (i) into which such common share shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 15.
(x)
“Subsidiary” means (a) a corporation, association or other business entity of which fifty (50) percent or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty (50) percent or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company and/or by one or more Subsidiaries.
(y)
“Trading Day” means a day on which the NYSE (or other applicable national stock exchange or national market system) is open for trading.
3.
Eligibility.
(a)
Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Offering Date for an Offering Period shall be eligible to participate in the Plan, subject to the requirements hereof.
(b)
Enrollment. An Eligible Employee may become a Participant in the Plan by completing, within any prescribed enrollment period prior to the applicable Offering Date, a Participation Election (electronic or otherwise) and/or any other forms and following any procedures for enrollment in the Plan as may be established by the Administrator from time to time.
4.
Offering Periods. The first Offering Period under the Plan will commence on a date determined by the Administrator following stockholder approval of the Plan. Subsequently, the Plan shall be implemented by consecutive six-month Offering Periods with a new Offering Period commencing on

A-iv

such date as the Administrator shall determine, and continuing thereafter until the last day of the respective six-month period or until terminated in accordance with Section 18. Within the limitations set forth in Section 2(q), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5.
Payroll Deductions.
(a)
Election of Deductions. At the time a Participant completes any Participation Election, enrollment form and/or procedure to enroll in the Plan, as provided in Section 3, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount based on whole percentages of compensation that is not less than one (1) percent and not exceeding fifteen (15) percent of the Compensation that he or she receives on each pay day during the Offering Period, subject to the $25,000 limitation set forth in Section 7(b), provided that should a pay day occur on a Purchase Date, a Participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period, unless otherwise provided by the Administrator and subject to withdrawal by the Participant as provided in Section 9. A Participant’s enrollment in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 9.
(b)
Commencement. Payroll deductions for a Participant shall commence on the first pay day following the Offering Date and shall end on the last pay day in the Offering Period to which such authorization is applicable (subject to Section 5(a)), unless sooner terminated by the Participant as provided in Section 9.
(c)
Discontinuation. A Participant may discontinue his or her participation in the Plan as provided in Section 9 by completing any forms and following any procedures for withdrawal from the Plan as may be established by the Administrator from time to time.
(d)
Taxation and Withholding. At the time that shares of Stock are purchased under the Plan, the Participant must make adequate provision for the Company’s or its Subsidiary’s federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Subsidiary, as applicable, may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or its Subsidiary, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary, as applicable, any tax deductions or benefits attributable to sale or early disposition of shares of Stock by the Participant. Where necessary to avoid negative accounting treatment, the Company or its Subsidiary shall withhold taxes at the applicable statutory minimum withholding rates.
6.
Grant of Purchase Right. On the Offering Date of each Offering Period, each Participant shall be granted a purchase right to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Purchase Date by the applicable Purchase Price, provided, however, that such purchase shall be subject to the limitations set forth herein. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Stock that a Participant may purchase during each Offering Period. In the absence of a designation by the Committee, no such limit will apply other than the $25,000 per year limit set forth in Section 7(b). The

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purchase of shares of Stock pursuant to the purchase right shall occur as provided in Section 7, unless the Participant has withdrawn pursuant to Section 9. Each purchase right expires on the last day of the Offering Period.
7.
Purchase of Shares of Stock.
(a)
Purchasing Shares of Stock. Unless a Participant withdraws from the Plan as provided in Section 9, on the Purchase Date, the maximum number of whole shares of Stock as may be purchased with the accumulated payroll deductions in the Participant’s account shall be purchased for such Participant at the applicable Purchase Price, subject to Section 7(b). Unless specifically permitted by the Committee, fractional shares shall not be purchased, and in such event, any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall, at the discretion of the Administrator, be returned to the Participant or be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9. During a Participant’s lifetime, shares of Stock may be purchased pursuant to the Participant’s purchase right only by the Participant.
(b)
Limitation. In no event shall the aggregate amount of a Participant’s payroll deductions under the Plan during any calendar year exceed $25,000.
(c)
Share Availability. If the Committee determines that, on a given Purchase Date, the number of shares of Stock with respect to which purchase rights are to be exercised may exceed (i) the number of shares of Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Stock available for sale under the Plan on such Purchase Date, the Committee shall make a pro-rata allocation of the shares of Stock available for purchase on such Purchase Date in as uniform a manner as shall be practicable to be equitable among all Participants exercising purchase rights on such Purchase Date. The Committee may make a pro-rata allocation of the shares of Stock available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Stock for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date. In such event, any residual payroll deductions accumulated in a Participant’s account which are not used to purchase shares of Stock shall be promptly refunded to the relevant Participant or beneficiary, as applicable.
8.
Delivery. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company. Alternatively, the Company may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Stock occurs, the Company shall arrange for the delivery to each Participant of the shares of Stock purchased upon exercise of his or her purchase right to the Participant’s brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any purchase under the Plan, and instead such shares of Stock shall be recorded in the books of the brokerage firm or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

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9.
Withdrawal.
(a)
Withdrawing Payroll Deductions. A Participant may decide not to purchase shares of Stock on a given Purchase Date and opt to withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to purchase shares of Stock under the Plan at any time by giving notice in a form or manner prescribed by the Administrator from time to time, except that no withdrawals shall be permitted for the ten (10) business day period immediately preceding each Purchase Date, or as may be specified by the Administrator in its discretion. All of the Participant’s payroll deductions credited to his or her account shall, at the discretion of the Administrator, (i) be retained in the Participant’s account and used to purchase shares of Stock at the next Purchase Date, or (ii) be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s purchase right for the Offering Period shall be terminated automatically, and no further payroll deductions for the purchase of shares of Stock shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless he or she satisfactorily completes the process to re-enroll in the Plan as prescribed by the Administrator from time to time.
(b)
Future Eligibility. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offerings which commence after the termination of the Offering Period from which he or she has withdrawn.
10.
No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary, as applicable. Furthermore, the Company or a Subsidiary may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan other than the return of the payroll deductions credited to such Participant’s account as of the dismissal date as provided in Section 11(a).
11.
Termination of Employment.
(a)
Ending Employment. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment for any reason (other than death or Disability), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Stock under the Plan shall be returned to such Participant and such Participant’s purchase right shall be terminated automatically.

(b)
Death or Disability. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment on account of death or Disability, the Participant or, in the case of his or her death, the Participant’s heirs or estate may elect to (i) purchase shares of Stock on the next applicable Purchase Date, as may be purchased with the accumulated payroll deductions in the Participant’s account in accordance with the terms of the Plan and Section 7 or (ii) withdraw from the Plan as described in this Section 11. Any accumulated payroll deductions not used to purchase shares of Stock shall be paid to and any shares of Stock credited to Participant’s brokerage or Plan share account shall be transferred to the Participant’s heirs or estate as soon as reasonably practicable following the election by the Participant’s heirs or estate in accordance with this Section 11(b).

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12.
Interest. No interest will accrue on the payroll deduction contributions of a Participant in the Plan, except as may be required by applicable law, as determined by the Administrator.
13.
Shares of Stock Available for Purchase under the Plan.
(a)
Basic Limitation. Subject to adjustment pursuant to Section 14, the aggregate number of shares of Stock authorized for sale under the Plan is six hundred thousand (600,000) shares of Stock. If any purchase right granted under the Plan shall for any reason terminate without having been exercised, the shares of Stock not purchased under such purchase right shall again become available for issuance under the Plan.
(b)
Rights as an Unsecured Creditor. Until the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of, or broker selected by, the Company), a Participant shall only have the rights of an unsecured creditor with respect to such shares of Stock, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares of Stock.
(c)
Sources of Shares of Stock Deliverable at Purchase. Any shares of Stock issued after purchase may consist, in whole or in part, of authorized and unissued or reacquired shares of Stock, including shares of Stock purchased on the open market, or of treasury shares of Stock.
14.
Adjustments for Changes in Capitalization and Similar Events.
(a)
Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of shares of Stock that shall be made available for sale under the Plan, the maximum number of shares of Stock that each Participant may purchase during the Offering Period (pursuant to Section 6) or over a calendar year under the $25,000 limitation (pursuant to Section 7(b)), and the per Share price used to determine the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from any nonreciprocal transaction between the Company and its stockholders (such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend) that affects the shares of Stock (or other securities of the Company) or the price of shares of Stock (or other securities) and causes a change in the per share value of the shares of Stock underlying outstanding purchase rights. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may not delegate its authority to make adjustments pursuant to this paragraph. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to a purchase right.
(b)
Liquidation, Winding Up or Dissolution. In the event of the proposed liquidation, winding up or dissolution of the Company as contemplated by Section 2(c)(v), the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”) and shall terminate immediately prior to the consummation of such proposed liquidation, winding up or dissolution, unless provided otherwise by the Committee. The New Purchase Date shall be before the date of the Company’s proposed liquidation, winding up or dissolution. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that shares of Stock shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such New Purchase Date, the Participant has withdrawn from the Offering Period as provided in Section 9, or, as may be permitted by the

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Administrator, the Participant has withdrawn from the Offering Period at a date less than (10) business days prior to the New Purchase Date.
(c)
Change in Control. In the event of a Change in Control (other than pursuant to Section 2(c)(v)), each outstanding purchase right shall be assumed or continued or an equivalent purchase right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or Parent or Subsidiary thereof refuses to assume or substitute for the purchase right, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed Change in Control.
15.
Administration.
(a)
Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, without limitation, the authority to:
(i)
construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Participation Election or other instrument or agreement relating to the Plan;
(ii)
determine eligibility and adjudicate all disputed claims filed under the Plan, including which entities shall be Designated Subsidiaries;
(iii)
determine the terms and conditions of any purchase right to purchase shares of Stock under the Plan, including the Purchase Price;
(iv)
establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(v)
amend an outstanding purchase right or grant a replacement purchase right for a purchase right previously granted under the Plan if, in the Committee’s discretion, it determines that (A) the tax consequences of such purchase right to the Company or the Participant differ from those consequences that were expected to occur on the date the purchase right was granted, or (B) clarifications or interpretations of, or changes to, tax law or regulations permit purchase rights to be granted that have more favorable tax consequences other than initially anticipated; and
(vi)
make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States, as applicable. The Committee may assign any of its administrative tasks set forth in this paragraph to the Administrator, including the designation of a Designated Subsidiary under the Plan, unless constrained by applicable law. However, the Committee may not delegate its authority to make adjustments pursuant to Section 14(a).

(b)
Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any right to purchase shares of Stock granted under the Plan made by the Committee or its

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delegate, including, but not limited to decisions of the Administrator in fulfilling its duties under the Plan, shall be final, conclusive, and binding upon all persons, including the Company, Designated Subsidiary, Participant, Eligible Employee, or any beneficiary of such person, as applicable.
(c)
Indemnification. To the extent allowable pursuant to applicable law, each member of the Board, the Committee, the Administrator or any employee of the Company, or any employee of a Designated Subsidiary (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which he or she is a party before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
16.
Transferability. Payroll deductions credited to a Participant’s account and any rights with regard to the purchase of shares of Stock pursuant to a purchase right or to receive shares of Stock under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 11(b)) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9.
17.
Use of Funds. All payroll deductions received by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares of Stock are issued, Participants shall only have the rights of an unsecured creditor.
18.
Amendment and Termination.
(a)
Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the shares of Stock may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Committee without the approval of the stockholders of the Company. This termination authority may not be delegated. Except as provided in Section 15, no amendment may make any change in any purchase right previously granted which adversely affects the rights of any Participant or any beneficiary (as applicable) without the consent of the affected Participant or beneficiary. To the extent necessary to comply with applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.
(b)
Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee or its delegate, including the Administrator, in each case to the extent permitted under the terms of the Plan, applicable law, the Bylaws of the Company and under the Committee Charter, may change the Offering Periods, limit

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the frequency or number of changes in the amount withheld by payroll deduction during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed Participant Elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee deems appropriate.
19.
Notices. All notices or other communications by a Participant to the Company, the Committee or the Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.
20.
Conditions Upon Issuance of Shares of Stock.
(a)
Shares of Stock shall not be issued with respect to a purchase right unless the purchase of shares of Stock pursuant to such purchase right and the issuance and delivery of such shares of Stock comply with all applicable laws. This may include, without limitation, federal, state and local rules and regulations promulgated under securities laws, and the requirements of any stock exchange upon which the shares of Stock may then be listed. Share issuance is subject to the approval of counsel for the Company with respect to such compliance. In the event that any payroll deductions cannot be used to purchase shares of Stock due to noncompliance with applicable rules and regulations, such payroll deductions shall be promptly refunded to the relevant Participant or beneficiary, as applicable.
(b)
As a condition to the purchase of shares of Stock pursuant to a purchase right, the Company may require the person on whose behalf shares of Stock are purchased to represent and warrant at the time of any such purchase that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Stock if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in subsection (a) above.
21.
Share Issuance. All shares of Stock delivered under the Plan pursuant to the exercise of a purchase right to purchase shares of Stock shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, the NYSE or any other stock exchange or quotation system upon which such shares of Stock or other securities are then listed or reported and any applicable Federal or state laws, and the Company may take whatever steps are necessary to effect such restrictions.
22.
Term of Plan. The Plan shall terminate on the earlier of (i) the date the Plan is terminated by the Committee in accordance with Section 18 and (ii) the date on which all purchase rights are exercised in connection with a Change in Control pursuant to Section 14(c). No further purchase rights shall be granted or shares of Stock purchased, and no further payroll deductions shall be collected under the Plan following such termination.

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23.
Stockholder Approval. The Plan is subject to approval of the Plan by the stockholders of the Company. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.
24.
Section 409A; Tax Qualification.
(a)
Purchase rights granted under the Plan are intended to be exempt from the application of Section 409A of the Code. Subject to Section 24(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that a purchase right or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the purchase right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.
(b)
Although the Company may endeavor to avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 24(a). The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.
25.
Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.
26.
Governing Law and Jurisdiction. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of laws principles thereof.
27.
Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

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APPLE HOSPITALITY REIT, INC 814 EAST MAIN STREET RICHMOND, VA 23219 Logo SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V05137-P84013 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. APPLE HOSPITALITY REIT, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees:01) Glenn W. Bunting 02) Jon A. Fosheim 03) Kristian M. Gathright 04) Carolyn B. Handlon 05) Glade M. Knight 06) Justin G. Knight 07) Blythe J. McGarvie 08) L. Hugh Redd 09) Howard E. Woolley The Board of Directors recommends you vote FOR the following proposals 2 and 3: 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm to serve for 2023. 3. Approval on an advisory basis of executive compensation paid by the Company. For Against Abstain The Board of Directors recommends you vote 1 Year on the following proposal 4: 1 Year 2 Years 3 Years Abstain 4. Approval on an advisory basis on the frequency of the advisory vote on executive compensation NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Apple Hospitality REIT, Inc. Annual Meeting of Shareholders May 18, 2023 9:00 AM EDT This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors. The undersigned hereby appoints Justin Knight and Matthew Rash as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all common shares of Apple Hospitality REIT, Inc. held by the undersigned on March 20, 2023, at the Annual Meeting of Shareholders at the Courtyard and Residence Inn Richmond Downtown, located at 1320 East Cary Street, Richmond, Virginia 23219, on Thursday, May 18, 2023 at 9:00 AM Eastern Daylight Time, or any adjournment thereof. If one of the director nominees specified on the reverse side ceases to be available for election as a director, discretionary authority may be exercised by the Proxies named herein to vote for a substitute. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "1 YEAR" FOR PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "1 YEAR" FOR PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS. Continued and to be signed on reverse side